                                                                    Exhibit 99.2

                    IN THE UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF COLORADO


         In re:                             )
                                            )
         CSI ENTERPRISES, INC.,             )    Case No. 95-11642-CEM
         ENERGY FUELS, LTD.,                )    Case No. 95-11645-CEM
         OREN LEE BENTON,                   )    Case No. 95-11648-CEM
         ENERGY FUELS EXPLORATION COMPANY,  )    Case No. 95-11649-CEM

         NUEXCO TRADING CORPORATION,        )    Case No. 95-11651-CEM

         ENERGY FUELS MINING JOINT VENTURE, )    Case No. 96-19882-CEM
                                            )
                       Debtors.             )    (Jointly-Administered
                                            )    Under Case No.
                                            )    95-11642-CEM)


          ____________________________________________________________

                                SECOND AMENDED
                            PLAN OF REORGANIZATION
                                     FOR
                       THE JOINTLY ADMINISTERED DEBTORS
                                    DATED
                               AUGUST 18, 1997

          ____________________________________________________________

     Pursuant to Section 1121(a) of Title 11 of the United States Code, the Official Creditors' Committee of CSI Enterprises, Inc. and Jointly Administered Debtors (the "Creditors' Committee") as Proponent, and Oren L. Benton, as Co-Proponent, hereby propose the Plan of Reorganization for the Jointly Administered Debtors.


                                  ARTICLE I

                                 DEFINITIONS

     Unless otherwise provided in this Plan, all terms used herein which are defined in the Bankruptcy Code shall have the meaning assigned to such terms in the Bankruptcy Code. For purposes of this Plan, the following words or terms shall have the meanings set forth below and such meanings shall be equally applicable to both the singular and plural forms of the word or terms defined:

     1.1 "ADMINISTRATIVE CLAIM" shall mean a Claim for payment of an administrative expense of a kind specified in Section 503(b) of the Bankruptcy Code and referred to in Section 507(a)(1) of the Bankruptcy Code, including, without limitation, (a) the actual, necessary costs and expenses of preserving the Estates and operating the Debtors' businesses which arose or accrued or shall arise or accrue in the ordinary course of business during the period between the Petition Date and the Effective Date, provided that for the purpose of income taxes administrative claim shall include any income tax for the period between the Petition Date and the Final Tax Day, (b) any Professional Fee Claim, and (c) any fee or charge assessed against the estate of any of the Debtors under 28 U.S.C. Section 1930.

     1.2 "AFFILIATE" shall have the meaning assigned to such term in Section 101(2) of the Bankruptcy Code.

     1.3 "ALLOWED ADMINISTRATIVE CLAIM" shall mean all or that portion of an Administrative Claim which either (a) has been allowed by a Final Order, or (b) was incurred by the Debtors in the ordinary course of business during the pendency of the Cases, provided, that if an Insider is the Holder of such Administrative Claim, then it shall not be an Allowed Administrative Claim unless allowed by Final Order.

     1.4 "ALLOWED CLAIM AND ALLOWED. . .CLAIM" shall mean that portion of any Claim, other than an Administrative Claim, against a Debtor to the extent that
(a) it is (i) a Filed Claim and (ii) no objection has been filed as to such Claim by the last date set by the Court for filing objections to Claims, (b) such Claim has been allowed by a Final Order of the Court after objection pursuant to the procedures established in this Plan for Resolution of Disputed Claims, or (c) such Claim has been allowed by a Final Order of the Court entered in connection with the Claims Settlement Motion (as defined in Section 6.3, below). The term "Allowed," when used to modify a reference in the Plan to any Claim or class of Claims, shall mean a Claim (or any Claim in any such class) that is so Allowed, e.g., an Allowed Secured Claim is a Claim that has been Allowed to the extent of the value, as determined by the Court pursuant to
Section 506(a) of the Bankruptcy Code, of any

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interest in property of the estate of the Debtor securing such Claim.  Unless otherwise specified in the Plan, the Confirmation Order or in the Final Order of the Bankruptcy Court allowing such Claim, and except as provided in Section 506(b) of the Bankruptcy Code, "Allowed Claim" shall not include interest on the amount of such Claim from and after the Petition Date.

     1.5 "ASSETS" shall mean, collectively, all of the assets, property, interests, (including equity interests) and effects, real and personal, tangible and intangible, wherever situated, of the Debtors as they exist on the Effective Date or thereafter, and after giving effect in the Benton Estate, and the NTC Estate, to the transfer of Assets provided for in Section 6.1 of the Plan.

     1.6 "AVAILABLE CASH" shall mean, as of any date of determination, all Net Distributable Proceeds, net of any reserve being maintained under this Plan.

     1.7 "AVOIDANCE ACTION" shall mean any claim or cause of action of an Estate arising out of or maintainable pursuant to Section 544, 545, 547, 548, 549, 550 or 553 of the Bankruptcy Code or under any other applicable law, regardless of whether or not such action has been commenced prior to the Effective Date.

     1.8 "AVOIDANCE ACTION PROCEEDS" shall mean the Cash or other property paid, received, recovered or otherwise acquired as a result of the prosecution or compromise of Avoidance Actions.

     1.9 "BANKRUPTCY CODE" shall mean title 11 of the United States Code, as amended.

     1.10 "BANKRUPTCY RULES" shall mean the Federal Rules of Bankruptcy Procedure and the local rules of the Court, as applicable from time to time to the Cases.

     1.11 "BAR DATE" shall mean: (i) with respect to Claims arising from the rejection of an executory contract or unexpired lease pursuant to the Plan, thirty (30) days after the Effective Date as provided in Section 9.2 of this Plan; (ii) with respect to Energy Fuels Subsidiary Creditor Claims, the date set for objecting to confirmation of this Plan; (iii) with respect to Administrative Claims, the first Business Day twenty (20) days after the Confirmation Date, provided that for the purpose of income taxes constituting Administrative Claims the Bar Date shall be 180 days after the filing of an appropriate income tax return or such additional time as the Court for cause permits; (iv) with respect to Professional Fee Applications, thirty (30) days after the Effective Date of this Plan or such other date set by the Court as provided in Article II of this Plan; (v) with respect to Claims against Debtors (except EFMJV) other than those Claims set forth in subparagraphs (i) through (v) above, September 6, 1995; and (vi) with respect to Claims against EFMJV, the last day to file objections to confirmation of the Plan or such other date as may be established by the Court.

     1.12 "BASEBALL INTERESTS" shall mean all or any Estates' right, title or interest in Colorado Baseball 1993, Inc., Colorado Baseball Management, Inc., Colorado Rockies Baseball Club, Ltd., all income derived therefrom and all Assets incidental or related thereto.


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     1.13  "BENTON" shall mean Oren L. Benton, one of the Jointly Administered
Debtors in the above captioned cases, whether or not he is also a debtor-in-possession.

     1.14 "BENTON AGREEMENT" shall mean the Agreement between the Creditors' Committee and the Benton Family filed as part of the Claims Settlement Motion.

     1.15 "BENTON FAMILY" shall mean Beverly A. Benton and Benton's six daughters and their families.

     1.16 "BENTON ESTATE RETAINED ASSETS" shall mean those Assets retained by the Benton Estate after giving effect to the provisions of Section 6.1 of this Plan.

     1.17 "BIDDING PROCEDURES ORDER" shall mean the Order Granting Motion for Approval of (1) Overbid Procedures for Sale of Assets of the Energy Fuels Debtors; (2) Minimum Overbids; (3) Breakup Fee; and (4) Cost Reimbursement entered by the Court on August 22, 1996, as amended by the Court on October 22, 1996.

     1.18 "BUSINESS DAY" shall mean a day on which commercial banks in New York or Colorado are not required or authorized by law to be closed.

     1.19 "CASE" shall mean, separately or collectively, the Chapter 11 bankruptcy cases of the Debtors as filed and presently pending in the Court.

     1.20 "CASH" shall mean cash, deposit accounts, money market accounts and other cash equivalents.

     1.21 "CLAIM" shall mean a claim, as defined in Section 101(5) of the Bankruptcy Code, against any Debtor or against an Energy Fuels Subsidiary.

     1.22 "CLAIMS SETTLEMENT" shall have the meaning set forth in Section 6.3 of the Plan.

     1.23 "CLASS" shall mean a class of Claims or Interests as defined in this Plan.

     1.24 "CLASS 4 RESERVE" shall mean the reserve established by each Debtor for the Holders of Disputed Class 4 Claims under Section 11.3 of this Plan.

     1.25 "CLASS 4 RESERVE DISTRIBUTION AMOUNT" shall mean the amount determined by the Court, pursuant to Section 11.3 of this Plan, as the amount of estimated Allowed Class 4 Claims for each Debtor for purposes of making Distributions to Holders of the Class 4 Claims.

     1.26 "CLASS 4 RESERVE ORDER" OR "RESERVE ORDER" shall mean the Order of the Court, entered on or after the Confirmation Date, setting the Class 4 Reserve Distribution Amount.


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     1.27  "CONFIRMATION DATE" shall mean the date upon which the Court enters the Confirmation Order.

     1.28 "CONFIRMATION HEARING" shall mean the duly noticed hearing held by the Court pursuant to Section 1128 of the Bankruptcy Code to consider Confirmation of this Plan. The Confirmation Hearing may be adjourned by the Court from time to time without further notice other than the adjourned date of the Confirmation Hearing.

     1.29 "CONFIRMATION ORDER" shall mean the Order of the Court confirming this Plan.

     1.30  "CO-PROPONENT" shall mean Oren L. Benton.

     1.31 "COURT" shall mean the United States Bankruptcy Court for the District of Colorado or any other court of the United States with authority over the Cases and, with respect to any particular action, proceeding or matter arising under or related to any of the Cases, any other court which may be exercising jurisdiction over such proceeding.

     1.32 "CREDITOR" shall mean a Person or Entity that is the Holder of a Claim.

     1.33 "CREDITORS' COMMITTEE" shall mean the Official Committee of Unsecured Creditors appointed by the United States Trustee in these Cases pursuant to
Section 1102 of the Bankruptcy Code.

     1.34 "CSI" means CSI Enterprises, Inc., a debtor in the Chapter 11 Case No. 95-11642 (CEM), whether or not it is a debtor-in-possession.

     1.35 "DEBTORS" shall mean Benton, NTC, CSI, EFEX, EFJ, and EFMJV as debtors and debtors-in-possession.

     1.36 "DEFICIENCY CLAIM" shall mean a Claim of a Creditor holding a Secured Claim arising out of the same transaction, equal to the amount by which the aggregate Allowed amount of Claim of such Creditor exceeds the sum of (a) any setoff rights of the Creditor permitted under Section 553 of the Bankruptcy
Code plus (b) the Allowed Secured Claim of such Creditor; provided, however, that if the Holder of a Secured Claim or the Class of which such Creditor is a member, makes the election pursuant to Section 1111(b)(2) of the Bankruptcy Code, there shall be no Deficiency Claim in respect of such Claim.

     1.37 "DISCLOSURE STATEMENT" shall mean the Modified First Amended Disclosure Statement filed by the Creditors' Committee dated February 21, 1997, as approved by the Court and as may be further amended or modified.

     1.38 "DISPUTED CLAIM" shall mean a Claim which is not an Allowed Claim and has not been disallowed by a Final Order of the Court.


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     1.39  "DISPUTED SENIOR CLAIM" shall mean any Administrative Claim, Priority
Claim or Priority Tax Claim which is also a Disputed Claim.

     1.40 "DISSOLUTION DOCUMENTS" shall mean the Dissolution Agreement made as of June 12, 1995, by and between EFL, EFEX, the Swiss Utilities and PH Holdings, Inc. as approved by the Court on May 30, 1995, or any of the Dissolution Documents (as defined in the Dissolution Agreement).

     1.41 "DISPUTED SENIOR CLAIMS RESERVE" shall mean a reserve in an amount established by the Liquidating Trustee pursuant to Article X of the Plan to pay a Disputed Senior Claim that becomes an Allowed Administrative Claim or Allowed Claim, as the case may be.

     1.42 "DISTRIBUTION" shall mean any distribution by the Liquidating Trust to the Holders of Allowed Claims.

     1.43 "DISTRIBUTION DATE" shall mean as to Distributions on Allowed Claims other than Secured Claims, (a) the Initial Distribution Date, (b) thereafter to the Final Distribution Date, the last Business Day of any calendar quarter if, on such date, there are Net Distributable Proceeds of at least $1 million ($1,000,000) and, (c) the Final Distribution Date.

     1.44 "EFEX" shall mean Energy Fuels Exploration Company, one of the Jointly Administered Debtors in the above-captioned cases.

     1.45 "EFL" shall mean Energy Fuels, Ltd., one of the Jointly Administered Debtors in the above-captioned cases.

     1.46 "EFMJV" shall mean Energy Fuels Mining Joint Venture, one of the jointly administered Debtors in the above-captioned Chapter 11 case.

     1.47 "EFFECTIVE DATE" shall mean the last day of the month in which the conditions precedent specified in Article XIII hereof have been fulfilled or, to the extent permitted hereby, waived by the Proponent. However, the Proponent shall have the right to elect an earlier date for the Effective Date, which date shall be after the Confirmation Date, upon filing a notice with the Court, which notice shall be filed three days prior to the proposed Effective Date.

     1.48  "EFMJV PETITION DATE" shall mean August 12, 1996.

     1.49  "EFN" shall mean Energy Fuels Nuclear, Inc.

     1.50 "EFFECTIVE DATE CASH" shall mean all Cash on hand of the Debtors on the Effective Date.

     1.51 "ENTITY" shall have the meaning assigned in Section 101(15) of the Bankruptcy Code.


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     1.52  "ENERGY FUELS SUBSIDIARY" shall mean Arizona Strip Partners, L.P.,
Arizona 1 Partners, Limited Partnership, Cheyenne River Partners, L.P., Hanksville-Blanding Limited Partnership, and Kanab North Partners, Limited Partnership, and Energy Fuels Nuclear, Inc.

     1.53 "ENERGY FUELS SUBSIDIARY CREDITOR CLAIMS" shall mean the Claim of a Creditor of one or more of the Energy Fuel Subsidiaries as discussed in Section
11.1  of this Plan.

     1.54 "ENERGY FUELS SUBSIDIARY CREDITOR RESERVE" shall mean the Reserve established by the Liquidating Trustee for the Energy Fuels Subsidiary Creditors Claim as discussed in Section 11.1(b) of this Plan.

     1.55  "ENERGY FUELS DEBTORS" shall mean EFEX, EFL, and EFMJV.

     1.56 "ESTATE" shall mean each estate which was created by the commencement of one of the Cases pursuant to Section 541 of the Bankruptcy Code, and shall be deemed to include, without limitation, any and all privileges of such Debtor and any and all interests in property, whether real, personal or mixed, rights, causes of action, avoidance powers or extensions of time that such Debtor or such estate shall have had effective as of the commencement of the Case, or which such Estate acquired after the commencement of the Case, whether by virtue of Section Section 544, 545, 546, 547, 548, 549 or 550 of the Bankruptcy Code or otherwise.

     1.57 "FILED CLAIM" shall mean a Claim as to which (a) a proof of claim is filed in the Court on or before the Bar Date, (b) a proof of claim is deemed filed under Section 1111(a) of the Bankruptcy Code or (c) a proof of claim was filed late with leave of the Court.

     1.58 "FINAL DECREE" shall mean a Final Order of the Court closing any or all of the Cases.

     1.59 "FINAL DISTRIBUTION" shall mean the Distribution by the Liquidating Trustee which exhausts the Assets, or the proceeds thereof, remaining in the Liquidating Trust.

     1.60 "FINAL DISTRIBUTION DATE" shall mean the Distribution Date on which the Final Distribution is made.

     1.61 "FINAL ORDER" shall mean an order or judgment of a court (including one approving a settlement) as entered on the docket which (i) shall not have been reversed, stayed, modified or amended and as to which the time to appeal from, or to seek review or rehearing of, shall have expired and as to which no appeal or petition for review, rehearing or certiorari is pending, or (ii) if appealed from, shall have been affirmed (or the appeal dismissed) and the time to appeal from such affirmance or to seek review or rehearing thereof shall have expired, or no further hearing, appeal or petition for certiorari can be taken or granted.

     1.62 "FINAL TAX DAY" shall mean, with respect to each of the Estates, the last day which shall be included in a taxable year for which an income tax return is required to be filed by the Estate or its authorized representative.


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     1.63  "FINAL TAX YEAR" shall mean the taxable year for income tax purposes which includes the Final Tax Day.

     1.64 "GENERAL UNSECURED CLAIMS" shall mean all Claims arising on or before the Petition Date which are not Priority Claims, Priority Tax Claims or Secured Claims.

     1.65  "HOLDER" shall mean the beneficial owner of any Claim or Interest.

     1.66 "INITIAL DISTRIBUTION" shall mean the first Distribution to Holders of Allowed General Unsecured Claims as required by this Plan.

     1.67 "INITIAL DISTRIBUTION AMOUNT" shall mean the difference between (a) Effective Date Cash that is not subject to any Lien and (b) the sum of (i) the Operating Reserve, (ii) the Fee Application Reserve, (iii) the Disputed Senior Claims Reserve, and (iv) the Allowed Amount of Administrative and Priority Claims, other than Priority Tax Claims to be paid in equal installments pursuant to Section 507 of the Bankruptcy Code.

     1.68 "INITIAL DISTRIBUTION DATE" shall mean the first Business Day 30 days after the Effective Date.

     1.69  "INITIAL PETITION DATE" shall mean February 23, 1995.

     1.70 "INSIDER" shall include, but not be limited to, the persons set forth in Section 101(31) of the Bankruptcy Code.

     1.71 "INTERESTS" shall mean the rights of Holders of the issued and outstanding shares, warrants, options or other equity interests of any nature in any Debtor as of the Petition Date, and as to Benton, the ownership interests of Oren L. Benton in the Assets of the Benton Estate.

     1.72 "JOINTLY ADMINISTERED DEBTORS" shall mean collectively Benton, CSI, NTC, EFL, EFEX, and EFMJV.

     1.73 "LIQUIDATION PROCEEDS" shall mean the Cash (or other proceeds in a form and amount approved by the Oversight Committee) of sale, collection or other monetization of any of the Assets received by the Liquidating Trust, or any Debtor, including sales pursuant to the Purchase and Sale Agreement, after payment of any brokerage commissions or similar charges which are necessary to such sale, collection or other disposition, including but not limited to, Energy Fuels Subsidiary Creditor Claims payable upon closing of the Purchase and Sale Agreement.

     1.74 "LIQUIDATING TRUST" shall mean the grantor trust established pursuant to the Liquidating Trust Agreement.

     1.75 "LIQUIDATING TRUST AGREEMENT" shall mean the agreement substantially in the form of Exhibit A hereto, to be entered into by the Debtors (through their attorneys-in-fact, if necessary) and the Liquidating Trustee pursuant to
Section 7.1 of the Plan.


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     1.76  "LIQUIDATING TRUSTEE" shall mean that person designated by the
Proponent, pursuant to Section 8.1 of the Plan, and any replacement thereof duly appointed by the Oversight Committee.

     1.77 "LIEN" shall mean, with respect to the Assets, any mortgage, lien, pledge, charge, security interest, encumbrance or other legally cognizable security device of any kind affecting such Assets.

     1.78 "NEAG" shall mean NUEXCO Exchange A.G., an entity organized under the laws of Switzerland.

     1.79 "NET DISTRIBUTABLE PROCEEDS" shall consist of the Effective Date Cash, the Liquidation Proceeds, the Avoidance Action Proceeds, all interest, dividend and other investment income produced by the Assets, less the reserves, if any, allowed by this Plan.

     1.80  "NOTICE AND A HEARING" shall have the same meaning as provided for in
Section 102(1) of the Bankruptcy Code.

     1.81  "NTC" shall mean NUEXCO Trading Corp., a Debtor herein.

     1.82 "OPERATING RESERVE" shall mean, initially, the amount determined in good faith by the Proponent to be appropriate to pay all reasonably anticipated expenses of administering the Liquidating Trust for the first three months and, thereafter, the amount determined by the Liquidating Trustee to be necessary to cover reasonably anticipated expenses of administering the Liquidating Trust for the succeeding three months.

     1.83  "OVERSIGHT COMMITTEE" shall mean the committee formed as provided in
Article IX of the Plan.

     1.84 "PERSON" shall mean any individual, corporation, limited liability company, general partnership, limited partnership, association, joint stock company, joint venture, estate, trust, unincorporated organization, government or any agency or political subdivision thereof or other entity.

     1.85 "NON-DEBTOR ENTITY" shall mean a person other than Benton, CSI, NTC, EFL, EFEX, or EFMJV.

     1.86 "PERMITTED ENCUMBRANCES" shall mean those liens, security interests, charges, other encumbrances and the Swiss Royalty which remain in the Purchased Assets after the closing of the Purchase and Sale Agreement.

     1.87 "PLAN" shall mean this Second Amended Plan of Reorganization for Jointly Administered Debtors, as it may be amended or modified from time to time, including all exhibits and schedules annexed hereto or referenced herein.


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     1.88  "PREFERENCE PERIOD PAYMENT" shall mean a payment of Cash by any
Debtor to any Creditor within the time periods provided in Section 547 of the Bankruptcy Code, or other applicable law, on account of debt owed by that or any other Debtor prior to the date of such payment, as to which none of the provisions of Section 547(c) of the Bankruptcy Code or defense of other applicable law is available.

     1.89 "PRIMARY DEBTOR" shall mean the entity to whom consideration which gives rise to a Claim was primarily and directly furnished where more than one entity is liable on such Claim or where assets of a Debtor who would not be the Primary Debtor have been pledged to secure such Claim. In the event the Holder of a Claim and the Proponents or Liquidating Trustee cannot agree on a Primary Debtor for a Claim, the same shall be determined after Notice and a Hearing. The Primary Debtor need not be a Debtor as such term is defined for purposes of this Plan.

     1.90 "PRIMARY CLAIM" shall mean a claim against a Debtor that is related to consideration which was primarily and directly furnished to such Debtor.

     1.91 "PRIORITY CLAIM" shall mean a Claim which is entitled to priority under Section 507(a)(2) through Section 507(a)(7) of the Bankruptcy Code.

     1.92 "PRIORITY CREDITOR shall mean a Creditor that holds an Allowed Priority Claim.

     1.93 "PRIORITY TAX CLAIM" shall mean a Claim that is entitled to priority under Section 507(a)(8) of the Bankruptcy Code.

     1.94 "PROFESSIONAL FEE APPLICATION RESERVE" shall mean the amount designated by the Proponents prior to the Effective Date as a reserve to cover Professional Fee Claims that are reasonably anticipated to be payable after the Effective Date.

     1.95  "PROFESSIONAL FEE APPLICATIONS" shall mean applications under
Section 330, 331 or 503 of the Bankruptcy Code for allowance of compensation and/or reimbursement of expenses in the Chapter 11 Cases, including without limitation, Claims under Section 503(b)(3) or (4) based on substantial contribution in the Cases.

     1.96 "PROFESSIONAL FEE CLAIM" shall mean a Claim under Section 330, 331 or 503 of the Bankruptcy Code for allowance of compensation and/or reimbursement of expenses in the Chapter 11 Cases including, without limitation, Creditors' Committee members' reimbursement of expenses and Claims under Section 503(b)(3) or (4) based on substantial contribution in the Cases.

     1.97  "PROPONENT" shall mean the Creditors' Committee.

     1.98 "PRO RATA" shall mean with respect to an Allowed Claim in a class, the amount expressed as a percentage that any allowed claim in such Class bear to the total aggregate amount of all Allowed Claims in that same class at any point in time.


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     1.99   "PURCHASE AND SALE AGREEMENT" shall mean the Purchase and Sale
Agreement between Rio Frio and the Energy Fuels Debtors or such other purchase and sale agreement that may pertain to the sale of the Purchased Assets as approved by the Court pursuant to the Sale Order.

     1.100 "PURCHASED ASSETS" shall have the meaning assigned in the Purchase and Sale Agreement.

     1.101 "PURCHASER" shall mean Rio Frio or such other Person as may be identified or designated by the Court pursuant to the Sale Order.

     1.102 "RIO FRIO" shall mean Rio Frio Holdings (U.S.A.) Inc., the Purchaser identified in the Purchase and Sale Agreement.

     1.103 "SALE ORDER" shall mean the Order of the Court approving the sale of the Purchased Assets by the Energy Fuels Debtors pursuant to the Purchase and Sale Agreement.

     1.104 "SCHEDULES" shall mean the schedules of assets and liabilities and any amendments thereto filed by a Debtor with the Court in accordance with
Section 521 of the Bankruptcy Code.

     1.105  "SEC" shall mean the Securities and Exchange Commission.

     1.106 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, 15 U.S.C. Section Section 77a et seq., and the rules and regulations promulgated thereunder by the SEC.

     1.107 "SECURED CLAIM" shall mean, as of any date of determination, a Claim to the extent it is secured on such date by a properly perfected Lien on any property of any of the Debtors and such Lien is not the subject of an Avoidance Action on such Date.

     1.108 "SENIOR CLAIM" shall mean a claim which is either an Administrative Claim, other than an Administrative Claim for which Professional Fee Applications are required to be filed, or a Class 1 or Class 2 Claim.

     1.109 "SWISS ROYALTY" shall have the same meaning as assigned in the Purchase and Sale Agreement.

     1.110 "SWISS UTILITIES" shall mean Kernkraftwerk Goesgen-Daeniken AG, Kernkraftwerk Leibstadt AG and Nordostschweizerische Kraftwerke AG, each a Swiss Corporation, together with their successors and assigns.

     1.111  "TAX CODE" shall mean the Internal Revenue Code of 1986, as amended.

     1.112 ". . . TRUST FUND" shall mean the segregated Trust Fund established in the Liquidating Trust for the Assets of a particular Debtor's Estate, i.e., the Benton Trust Fund.


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

     1.113 "VOTING DEADLINE" shall mean the deadline for filing ballots as fixed by the Court in the order approving the Disclosure Statement or otherwise.

                                 ARTICLE II

                     TREATMENT OF ADMINISTRATIVE CLAIMS

     The Claims against the Debtors covered in this Article II are not designated as a Class pursuant to Section 1123(a)(1) of the Bankruptcy Code. Accordingly, the Holders of such Claims are not entitled to vote on the Plan. All payments on Claims covered in this Article will be paid from the segregated Trust Fund of the Debtor against which the Claim is ultimately allowed.
     All Allowed Administrative Claims will be paid in full in cash by the Liquidating Trust as soon as practicable after the later of the Effective Date or the date such Claim becomes an Allowed Administrative Claim.

     Any request for payment of an Administrative Claim must be filed no later than the Bar Date for Administrative Claims set forth in Section 1.11 of this Plan or such Administrative Claim shall be forever barred, provided that, Professional Fee Applications shall be filed no later than thirty (30) days after the Effective Date, the Applications for the Court Appointed Fee Review Committee shall be filed thirty (30) days after the filing of their final fee report, and cure payments shall be governed by Section 10.3 of the Plan. The filing of the Professional Fee Applications and the award of fees against a particular Estate shall be governed by the Court's Order Establishing Fee Application Procedure dated June 21, 1995 as subsequently amended and modified.

                                 ARTICLE III

                    CLASSIFICATION OF CLAIMS AND INTERESTS

     For purposes of the Plan, each Debtor, separately, unless otherwise specifically provided, shall be deemed to have classified its Claims and Interests as provided below. A Claim is in a particular Class only to the extent that the Claim qualifies within the description of that Class and is in a different Class to the extent that the remainder of the Claim qualifies within the description of the different Class. A Claim is also classified in a particular Class only to the extent that such Claim is an Allowed Claim in that Class.

        3.1 Class 1 shall consist of all Priority Claims other than Priority Tax Claims.

        3.2  Class 2 shall consist of all Priority Tax Claims.

        3.3 Class 3 shall consist of all Secured Claims. However, for purposes of voting each Secured Claim will be treated as a separate Class.

        3.4 Class 4 shall consist of all General Unsecured Claims except General Unsecured Claims, which are also Convenience Class Claims treated in Class 5 of the Plan, and General Unsecured Claims, which have been subordinated and are treated in Class 6 of the Plan.

        3.5 CLASS 5 (CONVENIENCE CLASS CLAIMS). Only the Benton and NTC Estates shall have a Class 5 Convenience Class. There will be no Class 5 in the CSI, EFEX, EFL, and EFMJV Estates. Class 5 shall consist of the following
Claims:

             (a) Benton Estate. Allowed General Unsecured Claims of $500,000 or less. There shall be no right to reduce a Claim to be included in this Class.

             (b) NTC Estate. Allowed Unsecured Claims of $100,000 or less, the Holders of which specifically elect to be included in Class 5, as well as Holders of Allowed Unsecured Claims of greater than $100,000 who elect to reduce their Claims to $100,000.

             (c) One Claim Per Estate. All Claims of a Holder in a particulate Estate will be aggregated for purposes of determining eligibility for inclusion in Class 5.

             (d) No Affiliate Claims. No Affiliates will be permitted to participate in Class 5.

             (e) CSI Estate. Although the Plan provides that there is no Class 5 at the CSI Estate, the NTC Estate will pay to the CSI Estate on the Initial Distribution Date $250,000 if Class 4 of CSI votes in favor of the Plan.

        3.6 CLASS 6 (SUBORDINATED CLAIMS). Class 6 shall consist of all Claims that are subordinated under principles of law and/or equity by this Plan or by separate Order of the Court entered before or after the Effective Date.

        3.7 CLASS 7 (INTERESTS). Class 7 shall consist of all Interests, including all Interests issued by any Debtor other than Benton, and the Interest of Benton in the Benton Estate.

                                 ARTICLE IV

                      TREATMENT OF CLAIMS AND INTERESTS

     Each Holder of Allowed Claims or Interests in a particular Class shall receive the treatment specified in this Article for Holders of Claims or Interests in such Class except to the extent such Holder shall agree to a less favorable treatment.

        4.1 CLASS 1 (PRIORITY CLAIMS). All Allowed Class 1 Priority Claims, to the extent not previously paid, shall be paid in full in Cash on the Effective Date or as soon thereafter as practicable.

     4.2 CLASS 2 (PRIORITY TAX CLAIMS). Priority Tax Claims shall be treated in accordance with any agreement between the Holder of such Claim and the Debtor, Proponent or the Liquidating Trustee upon Court Approval of the same. In the absence of such agreement, Priority Tax Claims, at the option of the Proponent or Liquidating Trustee, shall be treated in one of two ways:

         (a) Unless otherwise agreed in writing by the Holder thereof, each Class 2 Claim that is an Allowed Claim shall be paid in equal annual installments of deferred Cash payments over a period not to exceed six years after the date of assessment of such Claim, each installment to be payable on the last Business Day of each calendar year and interest shall accrue on such Claim at the "underpayment" rate applicable to federal tax claims on the Effective Date and be paid in arrears on the last Business Day of each such calendar year, provided that such Allowed Class 2 Claim may be prepaid in whole or part at any time without notice, penalty or premium, and provided, further that if the Final Distribution Date occurs before the end of such six-year period, then the unpaid balance of such Allowed Class 2 Claim shall be paid in full together with all accrued interest on the Final Distribution Date.

         (b) If the Allowed Amounts of the Priority Tax Claims are at such a level to cause uncertainty, in the sole determination of the Oversight Committee, as to the sufficiency in any Estate of the Net Distributable Proceeds to fully pay the Allowed Priority Tax Claims of that Estate, the Liquidating Trustee, in consultation with the Oversight Committee, may elect instead to pay all Net Distributable Proceeds to the Holders of Allowed Priority Tax Claims until the same shall be fully paid, and only thereafter to commence payments to the Holders of Allowed Class 4 and Class 5 Claims.

     Alternatively, and provided there is not an agreement with the Holder of a Priority Tax Claim to the contrary, the Liquidating Trustee shall be authorized to seek an Order from the Court which would authorize Distribution Proceeds to be paid to the Holders of Allowed Class 4 and Class 5 Claims of a particular Estate based on a showing by the Liquidating Trustee to the Court, after Notice and the opportunity for a hearing having been given to the Holder of each Priority Tax Claim, that anticipated Net Distributable Proceeds from the Assets remaining to be liquidated by the Liquidating Trustee for a particular Estate will fully pay the Allowed Amount of the Priority Tax Claims of such Estate.

     Upon entry of such an Order, the Holders of Priority Tax Claims shall have no further right to recover any Net Distributable Proceeds actually distributed to the Holders of Allowed Class 4 Claims pursuant to the Order.

     4.3 CLASS 3 CLAIMS Except as otherwise agreed in writing by the Holder of such Claim, including in the term sheets attached to the Claims Settlement Motion, each Class 3 Claim that is an Allowed Claim shall be satisfied in full as follows:

         (a) Each Holder of a Class 3 Claim shall (i) retain all Liens securing such Claim until such Claim is fully paid as provided in clause (iii) below or until such Holder otherwise agrees; (ii) until such time as the Assets securing such Claim are abandoned to the Holder or until such Claim is fully paid as provided in clause (iii) below, receive monthly interest payments at a market rate of interest on the Allowed Amount of the Secured Claim, and (iii) receive as soon as practicable following the liquidation of the Assets securing such Claim, an amount equal to the lesser of
(A) the Liquidation Proceeds resulting from such liquidation or (B) the Allowed Amount of such Class 3 Claim. To the extent that any Holder of a Class 3 Claim has a Deficiency Claim in addition to its Class 3 Claim, the Deficiency Claim is treated under this Plan as a Class 4 Claim.

     (b) Notwithstanding subsection (a) above, at the option of the Proponent, disclosed at or prior to the Confirmation Hearing, any Class 3 Claim may be treated as unimpaired. Any arrearage or other amounts owed as of the Effective Date (and any other payments which may at such date be required to make each such Claim unimpaired) in regards to any Secured Claim being treated as unimpaired shall be paid in full, in cash, by the Liquidating Trustee from the Trust Fund of the Debtor against whom the Secured Claim is asserted, on or before the forty-fifth Business Day after the Effective Date, or as shall otherwise be agreed to in writing by the Holder of such Claim, and all other defaults with respect to such Claim required to be cured by Section 1124(2) of the Bankruptcy Code shall be cured on or prior to the forty-fifth Business Day after the Effective Date, or at such time or times following the Effective Date as shall be agreed to in writing by the Holder of such Secured Claim. From and after the date of such cure any previously accelerated indebtedness shall be reinstated. Any accrued and unpaid interest required to be paid with respect to the cure of any defaults shall be paid at the contract rate, but not at any default or penalty rate of interest.

     After the reinstatement of its Class 3 Claim, each Class 3 Creditor will be entitled to receive payments in accordance with the instruments governing such Claim or as the Holder of such Claim may otherwise in writing agree, and to exercise all rights, privileges and remedies available to it under the instruments governing its Class 3 Claim in accordance with the terms of such instruments, without need for any application to, or order of, the Bankruptcy Court.

     (c) Notwithstanding subsections (a) and (b) of this Section 4.3, any Class 3 Claim against any Debtor may be otherwise satisfied by stipulation between the Holder of such Claim and the Proponent, and/or Liquidating Trustee which shall be approved by the Court after Notice and a Hearing. Exhibit B hereto sets forth Claims Settlements of this type that Proponents have to date arrived at with certain Class 3 Creditors. Entry of the Confirmation Order shall be deemed approval of such Claims Settlements by the Court, if not otherwise previously approved by the Court. The treatments set forth in such Exhibit B supersede the provisions of subsection (a) and (b) of this Section
4.3 as to the Creditors set forth in Exhibit B. Certain of such Claims Settlements provide for return of collateral to a Secured Creditor on the Effective Date.

     (d) The Proponent and/or the Liquidating Trustee may also elect, at any time on or after the Effective Date, to satisfy a Class 3 Claim by abandoning the Assets securing such Claim to the Holder of such Claim, provided, that, the Holder of such Claim shall retain a Deficiency Claim for such Claim to the extent the Allowed amount of such Claim exceeds the value of the Assets as agreed upon pursuant to the Claims Settlements or otherwise actually agreed upon abandoned to such Holder.

         (e) With respect to each Class 3 Claim as to which more than one Debtor is liable, or more than one Debtor has pledged Assets to secure such Claim, such Claim shall be entitled to only one satisfaction under this
Section 4.3

     4.4 CLASS 4 CLAIMS.

         (a) Each Holder of an Allowed General Unsecured Claim shall receive its Pro Rata share of all Distributions from the Trust Fund for the respective Debtors against which such Holder has Allowed Claims, provided, that if a Holder of an Allowed General Unsecured Claim (or any predecessor Holder of such Claim) retains a Preference Period Payment from a Debtor, such Holder shall not receive a Distribution from the Trust Fund for such Debtor until such time as Holders of Allowed Class 4 Claims who are entitled to receive Distributions from the same Trust Fund that do not retain a Preference Period Payment have received Distributions at a ratio to their Allowed Class 4 Claim against such Debtor which equals the ratio of the Preference Period Payment to the Allowed Class 4 Claim against the Debtor of such Holder.

         (b) Except as may otherwise be agreed in writing by a Creditor, Claims held by one Creditor against more than one Debtor by virtue of a guaranty or other instrument of joint liability, or against a Debtor and non-Debtors shall be fully allowable against each Debtor liable on the Claim, subject to reduction for the value of any collateral pledged by such Debtor to secure the Claim against such Debtor (and only such Debtor) provided, however, that, no Creditor shall recover in the aggregate from all available sources, more than the sum of (i) one hundred percent (100%) of its Allowed Claim or Claims against the entity which is the Primary Debtor, and (ii) from persons other than the Debtors, such additional amounts to which the Holder is legally entitled which amounts are not included in such Holder's Allowed Claims. The rights of subrogation of one Debtor against another Debtor or non-Debtor shall be preserved subject to the limitations in the Bankruptcy Code, including those set out in Section 509(c) regarding subordination of such claims to the Claim of a Creditor who has not been paid in full and those specified in Section 6.1(c) of this Plan.

     4.5 CLASS 5 CONVENIENCE CLASS CLAIMS. The Holders of Class 5 Claims will receive the following treatment:

         (a) Benton Estate. The Holders of Class 5 Claims at the Benton estate will be paid pursuant to the following schedule:


           Claim Amount       Percentage Distribution
           ------------       -----------------------
         First $100,000             5.0 percent
         100,001 to 150,000         4.5 percent
         150,001 to 200,000         4.0 percent
         200,001 to 250,000         3.5 percent
         250,001 to 300,000         3.0 percent
         300,001 to 350,000         2.5 percent
         350,001 to 400,000         2.0 percent
         400,001 to 450,000         1.5 percent

                  450,001 to 500,000         1.0 percent

     The Holder of a Class 5 Claim greater than $100,000 will receive the specified percentage for each increment of the Allowed Claim. To the extent that insufficient funds are available in the Benton Estate to fund the Convenience Class, the payments will be funded by the NTC Estate, if Class 5 of the Benton Estate votes in favor of the Plan.

          (b) NTC Estate. Holders of the Class 5 Claims at NTC will receive a single Distribution equal to fifteen percent (15%) of the Allowed Class 5 claim, such Distribution to be made on the Initial Distribution Date.

     4.6 CLASS 6 SUBORDINATED CLAIMS. All Class 6 Claims shall be subordinated, as a matter of law and/or equity and pursuant either to this Plan or to an Order of the Court, to all other Allowed Claims. Such subordination may be sought by the Creditors' Committee prior to the Effective Date, but only by the Liquidating Trustee after the Effective Date. In the event that all Allowed General Unsecured Claims shall be paid in full, the Liquidating Trustee shall distribute, on each Distribution Date after other Allowed General Unsecured Claims shall have been paid in full, all Available Cash Pro Rata to Holders of Allowed Class 6 Claims. Those Claims which are being treated as subordinated and included in Class 6 pursuant to confirmation of this Plan, other than subordination pursuant to Section 6.1, are set forth in Exhibit C. If a claim is listed as subordinated on Exhibit C, such treatment shall be the exclusive subordination treatment of such Claim, irrespective of any action commenced by any other party. A Claim may be only partially subordinated, and therefore, treated, in part, in Class 3, Class 4, or Class 5 (as the case may be) and, in part, in Class 6.

     4.7 INTERESTS. All Class 7 Interests, including Benton's interest in his Estate, shall be extinguished on the Effective Date and shall not retain or receive any Assets or other consideration under this Plan, until such time as the Classes senior to Class 7 have been fully paid, as provided in the Bankruptcy Code. The Liquidating Trustee shall be deemed authorized to cancel the existing equity interests in NTC, CSI, EFL, EFEX and EFMJV as of the Effective Date and issue the new equity interests provided for in this Section.

                                  ARTICLE V

                     ACCEPTANCE OR REJECTION OF THE PLAN

     5.1 VOTING CLASSES. The Holders of Claims in Classes 3 through 5, inclusive, except the Holders of Claims in Class 3 that are treated in accordance with Section 4.3(b), are impaired and shall be entitled to vote to accept or reject the Plan, as provided in Section 5.4 below.

     5.2 PRESUMED ACCEPTANCE OF THE PLAN. The Holders of Claims in Classes 1 and 2 and Holders of Class 3 Claims treated in accordance with Section 4.3(b) are unimpaired under the Plan, and therefore, are conclusively presumed to accept the Plan.

     5.3 PRESUMED REJECTION OF THE PLAN. The Holders of Class 6 Claims and Class 7 Interests do not receive or retain property under the Plan, are deemed to reject the Plan, and therefore, are not entitled to vote on the Plan.

     5.4 IMPAIRED CLASSES TO VOTE.   Except as otherwise required by the
Bankruptcy Code or the Court, each Holder of a Claim that is impaired under the Plan is entitled to vote to accept or reject the Plan if, as of the Voting Record Date, its Claim is an Allowed Claim, or its Claim has been temporarily allowed for voting purposes only by order of the Bankruptcy Court pursuant to Bankruptcy Rule 3018 (in which case such Claim may be voted in such
temporarily Allowed Amount).   Notwithstanding the foregoing, a Holder of a
Disputed Claim which has not been temporarily Allowed as provided above may nevertheless vote such Disputed Claim in an amount equal to the portion, if any, of such Claim which is not Disputed and is shown as fixed, liquidated and undisputed in the applicable Debtor's Schedules or such amount which the Proponent concedes is Allowed in a filing made by the Proponent in the Bankruptcy Court, including a Claims Settlement referenced in Exhibit "B".

     5.5 SEPARATE VOTING BY DEBTOR.   As stated above, each Debtor's Estate
shall be deemed to have the Claims against it classified as provided in
Article III. Separate ballots will be provided in regards to Claims asserted against each Debtor, irrespective of whether the Debtor is a co-Debtor with a Primary Debtor in respect to such Claim. The voting results shall be determined separately for each Debtor.

     5.6 VOTING OF CLASS 4 CLAIMS OF DEBTORS/AFFILIATED ENTITIES. The Class 4 Claims held by Debtors shall be deemed voted in the same manner as the respective Class 4 Creditors of such Debtor shall vote. By way of example, if the NTC Class 4 Creditors vote to accept the Plan, the NTC Class 4 Claims against other Debtors shall be deemed voted to accept the Plan in the cases of those Debtors.

     5.7 ACCEPTANCE BY CLASS OF HOLDERS OF CLAIMS.   A Class of Holders of
Claims shall have accepted the Plan if the Plan is accepted by at least two-thirds in amount and more than one-half in number of the Allowed Claims of such Classes that have voted to accept or reject the Plan.

     5.8 NONCONSENSUAL CONFIRMATION (CRAMDOWN). Inasmuch as Class 6 and Class 7 are deemed to reject the Plan, and in the event that any impaired Class of Claims entitled to vote shall fail to accept the Plan in accordance with
Section 1129(a)(8) of the Bankruptcy Code, the Proponents request that the Court confirm the Plan in accordance with Section 1129(b) of the Bankruptcy Code. The Proponents reserve the right to modify the Plan to the extent, if any, that confirmation pursuant to Section 1129(b) of the Bankruptcy Code requires or permits such modification.

     5.9 EFFECT OF CONFIRMATION OF PLAN AS TO LESS THAN ALL DEBTORS. If the Court shall find that this Plan is confirmable only as to less than all of the Debtors, the Proponent shall have the right, in its sole discretion, to file a motion to revoke the Confirmation Order, which motion shall be granted ex parte by the Court on filing. Such motion shall be filed no later than five (5)

Business Days after entry of the Confirmation Order. Upon filing of the motion this Plan shall be deemed withdrawn and shall be of no force and effect.


                                  ARTICLE VI

                    SETTLEMENTS EFFECTIVE ON CONFIRMATION

     6.1 NTC/BENTON INTER-DEBTOR ISSUES. Confirmation of the Plan shall constitute a determination of the Court that the transfer of certain assets by NTC to Benton in mid-1993 pursuant to a certain Sale Agreement, purported to be effective January 1, 1992, shall be avoided, subject to the provisions hereof which provisions constitute a settlement of such Avoidance Action. In addition, the settlement of the Avoidance Action settles claims of NTC against Benton that certain Assets acquired by Benton subsequent to the execution of the Sale Agreement with consideration provided by NTC, directly or indirectly, shall likewise be deemed the proceeds of a fraudulent transfer from NTC to Benton. The effect of such settlement will be to transfer Assets from the Benton Estate to the NTC Estate on the Effective Date. The specific Assets to be retained by the Benton Estate after giving effect to such transfer are set forth in Exhibit E to the Plan. The Assets retained by the Benton Estate shall be referred to hereafter as the "Benton Estate Retained Assets". All other Assets of the Benton Estate are transferred to NTC as part of this settlement. The foregoing transfer from Benton to NTC shall be subject to the following:

         (a) The Assets shall be transferred to NTC subject to any liens previously asserted against such Assets; provided that such liens shall be avoidable under the Bankruptcy Code to the same extent they would be avoidable if the Assets had remained in the Benton Estate, but such actions may only be commenced by the Liquidating Trustee for the NTC Estate.

         (b) Any Class 4 Claim held by a Creditor against the Benton Estate in respect of which NTC or NEAG is the Primary Debtor will be allowed as a Class 4 Claim against the Benton Estate in an amount equal to one-third of its otherwise Allowable Amount as a Class 4 Claim against the Benton Estate. The remainder of such Claim will be treated as a Class 6 Claim against Benton.
This provision shall not apply if the Claim against NTC is founded solely on a theory of alter ego or similar theories of recovery which claims against NTC (and against any other Debtor) are deemed disallowed by this Plan. Any Claims of NTC against Benton or Benton against NTC will be deemed waived and withdrawn. A vote by a Creditor in favor of this Plan on any Claim held by such Creditor, shall be deemed consent to the treatment provided herein.

         (c) In the event a Claim against any Estate other than the Benton Estate, which is an Allowed Secured Claim against Benton Estate Retained Assets, is fully paid (from any source) prior to application of the Benton Estate Retained Assets to such Claim, such other Estates shall be subrogated, on a Pro Rata basis, to the rights of the Holder of such Claim to the lien on the Benton Estate Retained Assets, to the extent such Estates have made payment on the claim, which subrogation right shall be superior to that of any other Debtor or Affiliate, or any right of Creditors of the Benton Estate, to a recovery from such Benton Retained Assets.

         (d) Notwithstanding the allocation of professional fees in the Order Establishing Fee Application Procedure, the Benton Estate shall be liable for no more than $1 million in Administrative Claims, the remainder of such Administrative Claims being transferred to the NTC Estate.

         (e) In the event that the Benton Estate has insufficient Assets to fully pay the Priority Tax Claims and funds of NTC are required to pay such Claims, of if the Assets of NTC are otherwise utilized to pay Priority Tax Claims for any reasons, such payment by NTC shall be deemed a loan by NTC to the Benton Estate, shall have priority to payment of all other Claims at the Benton Estate, and shall bear interest at the rate provided in the settlement with the IRS.

         (f) To the extent insufficient funds are available in the Benton Estate to fund Class 5, and if Class 5 votes in favor of the Plan, the NTC Estate shall fund Class 5 of the Benton Estate. If Class 4 of the CSI Estate votes in favor of the Plan, NTC shall pay to CSI on the Initial Distribution Date the sum of $250,000.

     6.2 SUBORDINATION OF NEAG CLAIM. Confirmation shall constitute a settlement of the claims of NEAG against NTC and other issues regarding the claim of NEAG in the Cases on the terms provided in this Section. Specifically, NEAG shall be allowed a Class 4 Claim against NTC in the amount of $100 million, with the remainder of its Claim treated as an Allowed Class 6 Claim in the amount of $220 million. Such Allowed Amounts of the Class 4 and Class 6 Claims have been determined after taking into effect setoffs available to NTC against the total NEAG Claim, including setoffs attributable to Claims against NEAG held by Benton and transferred to NTC pursuant to Section 6.1 above. In addition, the following provisions shall also apply as part of the above settlement.

         (a) Any Holder of Claims in these Cases who also hold Claims against NEAG and who vote all of such Holder's Claims in favor of the Plan shall have its Allowed Class 4 Claim at NTC increased by the amount determined by multiplying the percentage that the NEAG claim has been subordinated (68.75 percent) times the amount of its Allowed Claim at NEAG (such Allowed Claim determined as if NEAG were a Debtor with a petition filing date of February 23,
1995) less any portion of the NEAG Claim specifically included in its Allowed Claim at NTC, if any, such increased amount determined pursuant to the following formula:

             (NEAG CLAIM - DUPLICATE NTC AMOUNTS) x 68.75 PERCENT
                              = INCREASED AMOUNT

         (b) NEAG shall have no Claims against any other Debtor and no other Debtor shall have any Claims against NEAG. A vote in favor of the Plan by a Debtor is an agreement to waive such claim.

         (c) As further consideration for the foregoing settlement of the NEAG Claim, NEAG releases any Claim to the Enriched Uranium Project ("EUP") stored at the facilities of Siemens Power Corporation ("SPC") in Richland, Washington (the "Richland EUP") and the transfer of the Richland EUP contemplated by certain of the Claims Settlement Agreements shall be free and clear of any lien, Claim or interest of NEAG. In addition, NEAG releases any and all Claims against SPC or any other party claiming any interest in the Richland EUP arising out of or related to the Richland EUP or any action or inaction of SPC or any other party regarding the Agreement Between NUEXCO Trading Corporation and Siemens Power Corporation-Nuclear Division for the Storage of Enriched UFG dated April 8, 1993, as subsequently amended.

         (d) A Creditor receiving the benefit of Section 6.2(a) of this Plan shall not assert a Claim in any insolvency proceeding of NEAG in excess of the NEAG Claim determined for purposes of this Plan, except in respect of interest accrued after February 23, 1995, and attorneys' fees incurred after that date. No Creditor shall be entitled to seek to have the NEAG Claim of another Creditor whose NEAG Claim was determined for purposes of Section 6.2(a) allowed for a different amount in a NEAG insolvency proceeding.

         (e) This settlement, providing for the partial subordination of NEAG's net claim against NTC, shall constitute a settlement in full of all actual or potential offsets, deductions and counterclaims of NTC and the other Debtors against NEAG, including all offsets, deductions and counterclaims attributable to claims against NEAG held by Benton and transferred to NTC pursuant to Section 6.1 above, and all offsets, deductions and counterclaims that the Debtors or any of them may have against NEAG for relief of any kind, including any Avoidance Actions against NEAG and any Claims to substantively consolidate the assets and liabilities of NEAG with those of the Debtors. The allowance of the NEAG Claim in the amounts and the classes set forth above also constitutes a settlement of the Debtors' objection to the NEAG Claim.

         (f) In the event that NEAG or another party in interest shall object to the settlement set forth in this Section, and such objection is not overruled in a timely fashion, Proponent reserves the right to take action to effectuate the settlement in accordance with applicable law. Such action may include the filing of a United States bankruptcy proceeding for NEAG, in which the foregoing distribution would be effectuated; the direct distribution to Creditors of NEAG of the amounts provided for herein as a distribution on the NEAG Claim; the commencement of a Claims estimation proceeding or other litigation involving NEAG; or other appropriate relief that will not unduly delay distributions to Creditors. The Debtors' rights and the rights of the Liquidating Trustee to object to the Claims of NEAG are preserved until there is a final settlement binding on all parties. Notwithstanding the foregoing, Proponent will use its reasonable efforts to avoid unnecessary litigation with NEAG and to effectuate the settlement, if feasible, through an accord with NEAG or its duly constituted representatives.

     6.3 CLAIMS SETTLEMENTS. Proponent has entered into settlements with certain significant Creditors in this Case (the "Claims Settlements"), which Creditors are listed in Exhibit B. The Claims Settlements settle all aspects of the Claims of such Creditor in these Cases, including the allowed amount of such Claims in each Case, the extent of liens on Assets, potential Avoidance Actions against such Creditor, and all other matters related to the relationships and dealings between the Estates and the respective Creditor, except as otherwise provided in the agreements documenting a particular Claims Settlement. A separate motion has been filed by Proponent and the Debtors seeking approval of each of these Claims Settlements with the actual settlement agreements, or if such settlement has not been fully documented an agreed term sheet, attached thereto (the "Claims

Settlement Motion"). In addition, the Claims Settlement Motion seeks approval of the Benton Agreement between the Creditors' Committee and Benton and the Benton Family. If not previously approved by Order of the Court, the Confirmation Order constitutes an order granting the Claims Settlement Motion and approving each Claims Settlement and the Benton Agreement. Approval of a Claim Settlement on behalf of a Creditor under this Section, or a vote in favor of this Plan by any Creditor, shall constitute the further agreement of such Creditor to not challenge any aspect of any other approved Claim Settlement, either in these Cases, or in the NEAG insolvency proceeding.


                                 ARTICLE VII

                            IMPLEMENTATION OF PLAN

     7.1 TRANSFER OF ASSETS FROM DEBTORS TO LIQUIDATING TRUST. On the Effective Date, and after giving effect to Section 6.1 hereof, the Debtors shall transfer and assign all the Assets, or cause them to be transferred and assigned to the Liquidating Trust, (which trust shall be deemed to be a liquidating trust under Treasury Regulation Section 301.7701-4(d) and which transfer shall be deemed a transfer to all Holders of Allowed Claims followed by a deemed transfer by the Holders to the Liquidating Trust) to hold in trust for the benefit of all Holders of Allowed Claims pursuant to the terms hereof, and of the Liquidating Trust Agreement; provided that, if the Proponent elects to preserve the business of NTC, such Assets shall instead vest in such Debtors and the equity interests in such entities shall be transferred to the Liquidating Trust to be held in the respective Trust Fund for the benefit of the Creditors of those Estates; and provided, further, that if any interest in any portion of the Baseball Interests are retained by the Benton Estate, as provided in Section 7.2 (after giving effect to Section 6.1), then only such interest as is also granted by the Liquidating Trustee shall be transferred to the Liquidating Trust. No asset, except the Baseball Interests, can remain in the Benton Estate after the Effective Date. The Debtors shall transfer the Assets to the Liquidating Trustee in the form prescribed by the Proponent to the extent permitted by law. The form selected by the Proponent may include
(i) the direct transfer of a tangible asset, (ii) the direct transfer of an intangible asset such as stock in a corporation or the interest in a partnership, or (iii) the assets of a corporation or a partnership owned by the Estate after distribution but only after compliance with all applicable law. The Debtors shall take all actions necessary to achieve this result. In the event that the Debtors shall fail to take such actions, the Liquidating Trustee appointed as provided in Section 8.1 shall be deemed to hold an irrevocable proxy and power of attorney on the Debtors' behalf to take such action. The Assets of the Estates of each particular Debtor shall be held as separate Trust Funds in the Liquidating Trust. The Liquidating Trust shall assume the Debtors' obligations to make distributions on account of Claims in accordance with this Plan. The Liquidating Trustee shall cause a valuation to be made of the Assets and that valuation shall be used by the Liquidating Trustee and the Holders of Allowed Claims for all federal income tax purposes but shall not be deemed binding on the Liquidating Trustee in regards to the liquidation of the Assets. Except as otherwise provided by this Plan or the Liquidating Trust Agreement, upon the Effective Date, title to the Assets shall pass to the Liquidating Trust free and clear of all Claims and Interests, in accordance with Section 1141 of the Bankruptcy Code, except for Liens on the Assets held by Holders of Allowed Secured Claims (including claims which become Allowed Claims after the Effective Date).

     7.2 SPECIAL PROVISION FOR BASEBALL INTERESTS.

         (a) In allocating the Baseball Interests between the Benton and NTC Estates as required by the settlement contained in Section 6.1, the NTC Estate shall be initially allocated the limited partnership interests in Colorado Rockies Baseball Club, Ltd. and the Benton Estate shall be allocated the interests in Colorado Baseball Management, Inc. and Colorado Baseball 1993, Inc. To the extent the actual value of the interests initially allocated to an Estate exceeds the sharing ratios provided in Section 6.1 and Exhibit E hereof, the Estate that has not received its proper allocation shall be deemed to have an interest in the proceeds of the Baseball Interests allocated to the other Estates.

         (b) If the Proponent is unable to obtain the necessary consents, if any, to the transfer of the Baseball Interests to the Liquidating Trust or if such transfer could otherwise cause a breach of the Estates obligations under agreements relating to the Baseball Interests, the Liquidating Trustee, in his sole discretion, may, but shall not be obligated to, cause the Benton Estate to continue to hold legal title to the Baseball Interests remaining with the Benton Estate, or so much thereof as is necessary to prevent a breach, subject to such terms as the Liquidating Trustee shall deem appropriate including, without limitation, providing the Liquidating Trustee a participating interest in all revenues, receipts, profits, income, dividends, distributions or other money of any nature received from the Baseball Interests or any Person or Entity on account of the Baseball Interests, including without limitation all proceeds from the sale or other disposition of any or all of the Baseball Interests, such participating interest to be held in the Trust Funds for the Benton and NTC Estates, as required, after giving effect to Sections
6.1 and 7.2(a) hereof. So long as the Benton Estate continues to hold legal title, as provided above, then the Benton Estate shall be deemed for all purposes, the shareholder of Colorado Baseball 1993, Inc., and Colorado Baseball Management, Inc., subject to the right of the Liquidating Trustee to require that (i) the Liquidating Trustee shall be deemed to hold an irrevocable proxy and power of attorney to act on the Benton Estate's behalf with respect to the Baseball Interests or any of them; (ii) Colorado Baseball 1993, Inc., Colorado Baseball Management, Inc., Colorado Rockies Baseball Club, Ltd. shall be deemed ordered in the Confirmation Order to pay over all payments on account of the Baseball Interests as the Liquidating Trustee shall direct; and (iii) the Benton Estate shall not sell, encumber or otherwise dispose of any interest in the Baseball Interests without the express prior written consent of the Liquidating Trustee. To the extent required to effectuate the purposes of this section, the Liquidating Trustee shall be deemed the representative of the Estates in regard to the administration of the Baseball Interests.

     7.3 EFFECT OF CONFIRMATION.

         (a) On the first day of the month following the Effective Date Benton shall be discharged pursuant to Section 1141(d) from any debt that arose before Confirmation and shall no longer be deemed debtor-in-possession. The discharge of Benton individually shall not discharge any Estate's liability on account of a Class 3 Claim treated in accordance with subsection 4.3(b) of the Plan. Any action provided for elsewhere in the Plan to allow title of any Assets to remain in the name of a Debtor following the Effective Date, including the actions contemplated in Section 7.1 of the Plan, shall not delay the effectiveness of the full and complete discharge of Benton pursuant to Section 1141(d).

         (b) On the Confirmation Date the provisions of the Plan shall be binding on the Debtors, the Estates, the Affiliates, all Creditors of the Debtors, all Holders of Interests and all other parties-in-interest whether or not such entities have accepted the Plan.

         (c) From and after the Confirmation Date, the stay of an act against Assets under 11 U.S.C. Section 362(a) shall continue until the Effective Date as provided in 11 U.S.C. Section 362(c).

         (d) The Confirmation of the Plan or the allowance of a Claim shall not affect the joint and several liability of any codefendant, co-obligor, guarantor or other Person or Entity, which may be liable with a Debtor (except as expressly provided herein as to Claims which could be asserted against more than one Debtor), or any Lien on any property of such Persons or Entity (except as to the Purchased Assets of the Energy Fuels Debtors) and such liability and Lien shall continue unabated with respect to such person or Entities and their property to the full extent of applicable non-bankruptcy law.

         (e) The Confirmation Order shall, on the Effective Date, act as a full and complete release and discharge by the Debtors and their Estates, of the members of the Creditors' Committee, their agents, and employees, and of any professionals whose employment was approved by the Court, from any further obligation, and from any and all manner of actions, causes of action, claims, obligations, suits, debts, sums of money, accounts, reckonings, covenants, contracts, controversies, agreements, promises, damages, judgments and demands whatsoever, whether in law or in equity, which the Debtors, or their Estates had, may in the future have, or now have, whether known or unknown, contingent or absolute arising from any actions taken or not taken in such capacity, including any merely negligent action or inaction, in connection with the Cases, except for willful misconduct.

     7.4 ABANDONMENT. With the prior consent of the Oversight Committee, the Liquidating Trustee may abandon, on notice to such parties as are entitled to the same, any property which he determines in his reasonable discretion to be of de minimis value to the Liquidating Trust, including any pending adversary proceeding or other legal action commenced or commenceable by the Liquidating Trust. If any party served with the foregoing notice provides a written objection to the Liquidating Trustee prior to the expiration of such thirty-day period, with respect to the proposed abandonment of such property, then such property may be abandoned only pursuant to an application made to the Court. Upon proper motion and notice to the Liquidating Trustee, any party in interest may make an application to the Court to require the Liquidating Trustee to abandon specified property. Certain property may be abandoned without further action on the Effective Date if so provided by a Claims Settlement Agreement.

     7.5 RESERVATION OF RIGHTS OF THE ESTATES. All claims or causes of action, cross-claims and counterclaims of the Debtors of any kind or nature whatsoever, against third parties arising before the Confirmation Date that have not been disposed of prior to the Confirmation Date including, without limitation, Avoidance Actions shall be preserved for the benefit of the Liquidating

Trust except for such claims or causes of action, cross-claims and counterclaims of the Debtors which have been released hereunder or pursuant to a Final Order.

     7.6 TREATMENT OF PREFERENCE PERIOD PAYMENT. Any Creditor that is the subject of a preference claim under Bankruptcy Code Section 547 who agrees to settle such claim with the Proponent shall be entitled to credit the Preference Period Payment as such term is defined in Section 1.88 of this Plan against subsequent distributions on the Class 4 or Class 5 Claims of such Creditor as provided in Section 11.4 hereof. Such settlement must be approved by the Court before the Effective Date of the Plan and the Creditor must have returned to the Estate of the relevant Debtor within ten days of the order approving the settlement by the Court becoming a Final Order, unless otherwise provided in the applicable Settlement Agreement, all preferential transfers received by such Creditor, excepting only the Preference Period Payment. This provision shall not be applicable to settlements of Avoidance Actions under Section 547 of the Code occurring after the Effective Date.

     7.7 RESERVATION OF RIGHTS OF CREDITORS. All Claims, Liens, causes of action, cross-claims and counterclaims of any Creditor, of any kind or nature whatsoever, against any non-Debtor Entity arising before the Confirmation Date that have not been disposed of prior to the Confirmation Date, or settled pursuant to this Plan, shall be preserved. Further, all defenses that may have existed as of the Petition Date with respect to any claim of the Debtors' Estates, or of any other Person, arising under Section 541, 542, 543, 544, 546, 547, 548, 549 or 553 of the Bankruptcy Code are expressly reserved to each of the Creditors.

     7.8 APPOINTMENT AS ATTORNEY-IN-FACT. To assure that all instruments of transfer and other documents are duly executed on behalf of the Estates in the event the Debtors fail to cooperate, on the Effective Date, the Liquidating Trustee shall be deemed, by operation of law and the Confirmation Order and without need for any action by Benton or any other person affiliated with the Debtors or any officer or director of such persons or entities, to hold an irrevocable power-of-attorney on behalf of the Estates with respect to the Estates and all Assets therein.

     7.9 CORPORATE OFFICERS. For any Affiliate, other than an individual, which is controlled by a Debtor and which is not a Debtor, the officers, directors, or other persons with authority to act on behalf thereof shall continue on and after the Effective Date to hold such office and to exercise such authority; provided that the Liquidating Trustee may terminate such officers, directors, or other Persons with authority in his sole discretion and may designate others to fill such positions and exercise all authority on behalf of such Affiliate. Nothing in this Section shall be deemed to provide the Liquidating Trustee with greater rights regarding the Baseball Interests than exist under applicable law and agreements which have not been rejected.

                                 ARTICLE VIII

                    APPOINTMENT OF THE LIQUIDATING TRUSTEE

     8.1 APPOINTMENT. Before the conclusion of the Confirmation Hearing, the Proponent shall designate the Liquidating Trustee, which designation shall constitute the appointment of the same, effective on the Effective Date.

     8.2 STATUS OF THE TRUSTEE. Effective on the Effective Date, the Liquidating Trustee shall be the representative of the Estates as that term is used in Section 1123(b)(3)(B) of the Bankruptcy Code and shall have the rights and powers provided for in the Bankruptcy Code in addition to any rights and powers granted herein. In his capacity as the representative of the Estates, the Liquidating Trustee shall be the successor-in-interest to the Debtors and the Creditors' Committee with respect to any Avoidance Action or any other contested matter or adversary proceeding (the "Action") commenced by a Debtor or the Creditors' Committee prior to the Confirmation Date and shall be deemed substituted for the same as the party in such litigation. All such Actions (whether or not such Actions have been commenced as of the Effective Date), and other actions and any and all other claims, rights or interests constituting Assets, shall be preserved, retained and enforced by the Liquidating Trustee as the representative of the Estates pursuant to Section 1123(b)(3)(B) of the Bankruptcy Code.

     8.3 AUTHORITY. Subject to the limitations contained herein, the Liquidating Trustee shall have the following powers, authorities and duties, by way of illustration and not of limitation:

         (a) Manage, sell and convert all or any portion of the Assets to Cash and distribute the Net Distributable Proceeds as specified in the Plan;

         (b) Release, convey or assign any right, title or interest in or about the Assets of any portion thereof;

         (c) Pay and discharge any costs, expenses, professional fees or obligations deemed necessary to preserve or enhance the value of the Assets, discharge duties under the Plan or perform the purpose of the Plan;

         (d) Open and maintain bank accounts, deposit funds, draw checks, and make disbursements in accordance with the Plan;

         (e) Except as provided in Section 8.13 below, engage and have such attorneys, accountants, engineers, agents, tax specialists, financial advisors, appraisers, investment bankers, other professionals, and clerical and stenographic assistance as may, in the discretion of the Liquidating Trustee, be deemed necessary;

         (f) Sue and be sued and file or pursue objections to Claims;

         (g) Enforce, waive or release rights, privileges or immunities of any kind;

         (h) Vote any share or shares of stock and otherwise exercise the rights appurtenant to ownership of such stock;

         (i) In general, without in any manner limiting any of the foregoing, deal with the Assets or any part or parts thereof in all other ways as would be lawful for any person owning the same to deal therewith, provided, however, that the investment powers of the Liquidating Trustee, other than those reasonably necessary to maintain the value of the assets of the Liquidating Trust and to further the liquidating purpose of the Trust, are limited to the power to invest in demand and time deposits, such as short-term certificates of deposit, in banks and other savings institutions, or other temporary, liquid investments, such as United States Treasury Bills;

         (j) Institute or continue litigation, including Avoidance Actions, which were or otherwise could have been brought by the Debtors or Creditors' Committee on behalf of the Estates, and prosecute or defend all litigation or appeals on behalf of the Estates and, when appropriate, settle such actions and claims with the approval of the Court after hearing on notice, provided that without the prior consent of the Oversight Committee, the Liquidating Trustee shall not enter into any settlement of any Claim that results in an allowed Claim of $100,000 or more;

         (k) Obtain and pay for insurance coverage relative to the proper performance of his duties under the Plan and to indemnification for himself and others provided for in the Plan;

         (l) At the appropriate time, ask the Court to enter the Final Decree;
and

         (m) Without limitation, do any and all things necessary to accomplish the purposes of the Plan.

     8.4 SEPARATE TRUST FUNDS.  After giving effect to the provisions of
Section 6.1 hereof, the Assets for each Debtors' Estate shall be held by the Liquidating Trustee in separate and segregated trust funds for the benefit of the Creditors of such Debtor, all of which in the aggregate constitute the Liquidating Trust.

     8.5 OBJECTIVES. The Liquidating Trust is created for the primary purpose of liquidating the Assets, with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidating Trust. In selling the Assets, or otherwise monetizing them, the Liquidating Trustee shall use its best efforts to maximize the amount of Liquidation Proceeds derived therefrom. The Liquidating Trustee shall seek to accomplish the sale or monetization of the Assets within a reasonable period of time to avoid undue delay in Distribution to Holders of Allowed Claims. The Liquidating Trustee shall consult with the Oversight Committee on an on-going basis to develop strategies for Asset disposition. The Liquidating Trust shall terminate at such time as the Assets have been sold or distributed and claims pursued or abandoned, but in any event no later than 5 years from the date of its creation, provided, that if warranted by the facts and circumstances, and subject to the approval by the Court upon a finding that the extension is necessary to the liquidating purpose of the Liquidating Trust the term may be extended for a finite term based on the particular facts and circumstances. Each such extension must be approved by the Court within 6 months of the beginning of the extended term.

     8.6 EXPENSES. The Liquidating Trustee shall be authorized to pay obligations or expenses of, or relating to, the Assets, or to Claims against the Estates, when the Liquidating Trustee, in his reasonable discretion, deems it to be in the best interest of the Holders of Allowed General Unsecured Claims or necessary to effectuate the Plan. Expenses and Claims shall be paid only by the Trust Fund which incurred the expense or liability. In the event the expense or liability cannot be clearly allocated to one Trust Fund, the Liquidating Trustee, in consultation with the Oversight Committee, shall make an equitable allocation including such allocation to, or on behalf of, the Energy Fuels Trust Funds as is appropriate.

     8.7 PAYMENT OF ENERGY FUELS SUBSIDIARY CREDITOR CLAIMS. Prior to making any Distribution, or payments to Holders of Administrative Claims, the Liquidating Trustee shall pay all Energy Fuels Subsidiary Creditor Claims, unless such Claim was assumed by the Purchaser and/or constitutes a Permitted Encumbrance. In the exercise of reasonable business judgment, the Liquidating Trustee may also establish the Energy Fuels Subsidiary Creditor Reserve; provided, however, that nothing herein shall prevent the Liquidating Trustee from seeking an order from the Court, after Notice and Hearing, approving the amount of the Energy Fuels Subsidiary Creditors Reserve after which all rights of Energy Fuels Subsidiary Creditors shall be limited solely against such Reserve.

     8.8 DISTRIBUTIONS. The Liquidating Trustee shall be responsible for making Distributions described in the Plan. The Liquidating Trustee may effect such Distributions by causing one or more of the Debtors' Affiliates to make such Distributions directly to Holders of Allowed Claims, if the Liquidating Trustee deems such approach to be in the best interests of Creditors.

     8.9 GENERAL INDEMNIFICATION. The Liquidating Trust shall indemnify and hold harmless any Person or Entity who was, or is, a party, or is threatened to be made a party, to any pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such Person or Entity is or was the Liquidating Trustee or a member of the Oversight Committee, or an agent, attorney, accountant or other professional for the Liquidating Trustee or the Oversight Committee, against all costs, expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such entity in connection with such action, suit or proceeding or the defense or settlement of any claim, issue or matter therein, to the fullest extent, except to the extent attributable to willful misconduct or gross negligence. Costs or expenses incurred by any such entity in defending any such action, suit or proceeding may be paid by the Liquidating Trust in advance of the institution or final disposition of such action, suit or proceeding, if authorized by the Liquidating Trustee and the Oversight Committee. The Liquidating Trustee may in his discretion purchase and maintain insurance on behalf of any Person or Entity who is or was a beneficiary of this provision.

     8.10 NO RECOURSE. Except as provided in Section 8.11 below, no recourse shall ever be had, directly or indirectly, against the Liquidating Trustee personally or against any agent, attorney, accountant or other professional for the Liquidating Trustee, by legal or equitable proceedings or by virtue of any statute or otherwise, nor upon any promise, contract, instrument, undertaking, obligation, covenant or agreement whatsoever executed by the Liquidating Trustee under the Plan, or by reason of the creation of any indebtedness by the Liquidating Trustee under this Plan for any purpose authorized by this Plan, it being expressly understood and agreed that all such liabilities, covenants, and agreements shall be enforceable only against and be satisfied only out of the Assets or such part thereof as shall under the terms of any such agreement be liable therefor or shall be evidence only of a right of payment out of the Assets.

     8.11 LIMITED LIABILITY. The Liquidating Trustee shall not be liable for any act he may do or omit to do while acting in good faith and in the exercise of his best judgment, and the fact that such act or omission was advised by an authorized attorney for the Liquidating Trustee, shall be evidence of such good faith and best judgment; nor shall the Liquidating Trustee be liable in any event, except of his own gross negligence or willful misconduct.

     8.12 RESIGNATION OR REMOVAL. The Liquidating Trustee may resign at any time by giving at least 30 days written notice to the members of the Oversight Committee, provided that the Liquidating Trustee shall continue to serve until the appointment of the successor Trustee is effective. If the Oversight Committee at any time desires to terminate the appointment of the Liquidating Trustee, the Oversight Committee may do so by a written instrument, addressed to the Liquidating Trustee. In case of the resignation, removal or death of the Liquidating Trustee, a successor shall thereupon be appointed by the Oversight Committee.

     8.13 ENGAGEMENT OF PROFESSIONALS BY THE LIQUIDATING TRUSTEE. The Liquidating Trustee shall obtain the approval of the Oversight Committee prior to retention and engagement of any professional. The fees and expenses of such professionals shall be paid from the Operating Reserve.

     8.14 STATEMENTS. The Liquidating Trustee shall deliver to each member of the Oversight Committee a statement within ten (10) Business Days after the end of each calendar quarter showing (i) all receipts and disbursements of the Liquidating Trust (including each of the Reserves) during such quarter, and
(ii) the amount of (A) Available Cash and (B) each of the Reserves, in each case at the beginning and end of such quarter, such statement to be certified by the Liquidating Trustee as being true and accurate in all material respects. To the extent practical, the statements shall provide separate information for each Trust Fund.

     8.15 TAX RETURNS.

          (a) The Liquidating Trustee shall file all tax returns and other filings with governmental authorities on behalf of the Liquidating Trust and the assets it holds, including tax returns for the Liquidating Trust as a grantor trust pursuant to Section 1.671-4(a) of the United States Income Tax Regulations. The Liquidating Trustee shall provide such information to the beneficiaries of the Trust as will enable them to properly file their separate tax returns and withhold and pay over any amounts required by tax law.

          (b) The Liquidating Trustee is authorized to act as agent for the Estates in withholding or paying over any amounts required by law (including tax law) to be withheld or paid by the Estates in connection with the transfer and assignment of the Assets to the Liquidating Trust.

     8.16 COMPENSATION. The Liquidating Trustee shall receive compensation for his services in accordance with the terms of the Liquidating Trust Agreement, which compensation shall be equitably allocated by the Liquidating Trustee, in consultation with the Oversight Committee, to the Trust Funds.

     8.17 FURTHER AUTHORIZATION. The Liquidating Trustee and the Oversight Committee shall be entitled to seek such orders, judgments, injunctions and rulings as they deem necessary to carry out the intentions and purposes, and to give full effect to the provisions, of this Plan.

     8.18 STATUS OF LIQUIDATING TRUSTEE. The Liquidating Trustee shall be a party-in-interest as to all matters over which the Court has jurisdiction.

                                  ARTICLE IX

                    APPOINTMENT OF THE OVERSIGHT COMMITTEE

     9.1 CREATION OF AND MEMBERS OF THE OVERSIGHT COMMITTEE. An Oversight Committee is hereby constituted in connection with the Liquidating Trust, effective as of the Effective Date. The Oversight Committee shall be composed of up to seven members, who shall initially be designated in a pleading filed by the Proponent with the Court before the conclusion of the Confirmation Hearing.

     9.2 PROCEDURES AND RULES. The Oversight committee shall function under the following rules:

          (a) Any member of the Oversight Committee may act by proxy.

          (b) The Oversight Committee shall prescribe its own rules of procedures, subject, however, to the following requirements:

              (i) All action by the Oversight Committee shall be upon the affirmative vote of a majority of the members of the whole Oversight Committee voting, either in person or by proxy;

              (ii) Presence of a majority of the members, in person, by proxy or by conference call, shall constitute a quorum;

             (iii) Authorization for or approval of any action may be evidenced by the written consent of a majority of the Oversight Committee;

             (iv) Meetings of the Oversight Committee may be conducted by conference call; and

             (v) The Oversight Committee shall not entitled to authorize or take any action contrary to the Provisions of the Plan and/or the Confirmation Order.

         (c) Each member of the Oversight Committee will serve without compensation, but each individual member of the Oversight Committee shall be reimbursed out of the Operating Reserve for all reasonable out-of-pocket travel and related expenses and disbursements incurred by it in the performance of its duties as a member of the Oversight Committee; and

         (d) Upon termination of the Liquidating Trust, the Oversight Committee shall terminate.

     9.3 AUTHORITY AND RESPONSIBILITY OF THE OVERSIGHT COMMITTEE. The Oversight Committee shall have the authority to supervise and review the activities and performance of the Liquidating Trustee, and shall have the authority to remove and replace the Liquidating Trustee. It shall have such further authority as maybe specifically granted or necessarily implied by the Plan.

     9.4 RETENTION OF PROFESSIONALS. The Oversight Committee shall have the right to retain the services of professionals which are necessary to assist the Oversight Committee in the performance of its duties or defend any claim brought against such member arising out of its acts or omissions on the Oversight Committee. The reasonable fees and expenses of such professionals shall be paid by the Liquidating Trustee upon the submission of bills to the Liquidating Trustee.

     9.5 LIMITED LIABILITY. Neither the Oversight Committee nor any of its members, designees, retained professionals or any duly designated agent or representative of the Oversight Committee, shall be liable for the act, default or misconduct of any other members of the Oversight Committee nor shall any member be liable for anything other than such member's own acts as shall constitute willful misconduct or gross negligence in the performance of its duties. None of the Oversight Committee's members, designees, agents or representatives or their respective employees, shall incur or be under any liability or obligation by reason of any act done or omitted to be done, by any member of the Oversight Committee, designee, agent or representative. The Oversight Committee may, in connection with the performance of its functions, and in its sole and absolute discretion, consult with counsel, accountants and its agents, and shall not be liable for anything done or omitted or suffered to be done in accordance with such advice or opinions. If the Oversight Committee determines not to consult with counsel, accountants or its agents, such determination shall not be deemed to impose any liability on the Oversight Committee, or its member and/or its designees.

                                  ARTICLE X

                   EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     10.1 ASSUMPTION OR REJECTION.  Pursuant to the authorization set forth in
Section 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases of any Debtor specifically identified on Exhibit D hereto shall be assumed and assigned to either the Liquidating Trust or such third party identified on the Exhibit as of the Effective Date. Those executory contracts and unexpired leases of any Debtor not appearing on Exhibit D shall be rejected in accordance with Section 365 of the Bankruptcy Code. The Proponent reserves the right to amend Exhibit D at any time prior to the Confirmation Date by adding or deleting executory contracts and unexpired leases. No such amendment will be allowed after ten (10) days prior to the Voting Deadline if it affects the procedural and substantive rights of the other party to the executory contract or unexpired lease, (such as the right to file objections to confirmation of this Plan or vote on this Plan) unless such other party has specifically waived such rights, or the Court otherwise allows the amendment.

     The Uranium Concentrates Sales Agreement between PECO Energy Company ("PECO") and EFEX dated November 19, 1994, as amended February 21, 1995, hereby is added to Exhibit D hereto and shall be assumed and assigned to Nukem, Inc. or other assignee acceptable to PECO (the "Assignee"), subject to the following conditions: (i) on or before the Effective Date, EFEX, PECO, and the Assignee shall have mutually agreed to the terms of the assignment, which shall occur at no cost to the EFEX Estate; and (ii) the Court shall find that this modification does not require further disclosure or further solicitation with respect to the Plan, or otherwise require Plan confirmation to be delayed beyond August 8, 1997. In the event that either of the foregoing conditions are not satisfied, this modification shall be void and the above-described contract shall be rejected.

     10.2 REJECTION CLAIMS. Any Claim arising from the rejection of an executory contract or unexpired lease pursuant to the Plan must be filed thirty
(30) days after the Effective Date or the same shall be forever barred.
Nothing herein shall extend the deadlines to file a proof of claim for rejection of any executory contract or unexpired lease occurring prior to the Effective Date.

     10.3 CURE PAYMENTS. The Debtors (or, after the Effective Date, the Liquidating Trust) shall make the cure payments on assumed executory contracts and unexpired leases on the Effective Date, or as soon thereafter as practicable to the extent required by Section 365(b) of the Bankruptcy Code. Any dispute as to the amount of any cure payment, or the Debtors' ability to provide adequate assurance of future performance, or any other issue related to the assumption and assignment described in Section 10.1 shall be resolved by the Court.

                                 ARTICLE XI

                                DISTRIBUTIONS

     Each Holder of an Allowed Claim shall receive Distributions from the Liquidating Trust or from any of the Affiliates controlled by the Liquidating Trust as follows:

     11.1 OPERATING, PROFESSIONAL FEE APPLICATION AND DISPUTED SENIOR CLAIMS RESERVES.

          (a) The Liquidating Trustee shall establish, on the Effective Date or as soon thereafter as is practicable, out of the Effective Date Cash, the following Reserves: (i) the Operating Reserve, (ii) the Professional Fee Application Reserve, and (iii) the Disputed Senior Claims Reserve. The Liquidating Trustee may also establish the Energy Fuels Subsidiary Creditor Reserve pursuant to Section 8.7 of this Plan. Separate reserves do not need to be established for each Trust Fund, provided, that the Operating Reserve shall be established from the Cash of each Trust Fund based on the expenses and fees which the Liquidating Trustee determines will be incurred on account of such Trust Fund, and where such determination cannot be made, on such equitable basis as is determined by the Liquidating Trustee in consultation with the Oversight Committee.

          (b) The Energy Fuels Subsidiary Creditor Reserve may be established from the Assets in the Trust Funds of the Energy Fuels Debtors to pay all Energy Fuels Subsidiary Creditor Claims that remain unsatisfied following the liquidation, winding up and dissolution of the Energy Fuels Subsidiaries as provided in the Dissolution Documents.

          (c) The Liquidating Trustee shall draw on the Operating Reserve to pay all costs and expenses of the Liquidating Trustee, including without limitation (i) the Liquidating Trustee's own fees and expenses, (ii) the expenses of each member of the Oversight Committee and (iii) the fees and expenses of professionals retained by the Liquidating Trustee.

          (d) To the extent that, after the Effective Date, the amount of the Operating Reserve shall be less, in the Liquidating Trustee's good faith, reasonable judgment, than the amount necessary to cover the costs and expenses of the Liquidating Trust for the next three months, the Liquidating Trustee may replenish the Operating Reserve from the Liquidation Proceeds, Avoidance Action Proceeds or other sources approved by the Oversight Committee.

          (e) The Liquidating Trustee shall make disbursements from the Professional Fee Application Reserve to each professional or other Person or Entity whose Professional Fee Claim is or becomes an Allowed Professional Fee Claim, in the amount specified in the Final Order approving such Professional Fee Claim, as soon as practicable after such order becomes a Final Order. Payment of Professional Fee Claims in the Cases of these Debtors shall be coordinated with payment of Professional Fee Claims of Energy Fuels as provided in existing Court Orders and in the Confirmation Order of the Cases of those Debtors.

          (f) The Liquidating Trustee shall make disbursements from the Disputed Senior Claims Reserve to each Holder of a Disputed Senior Claim whose Claim is or becomes an Allowed Administrative Claim or Allowed Claim, as the case may be, in the amount specified in the Final Order allowing such disputed Senior Claim, as soon a practicable after such order becomes a Final Order.

          (g) If any amount shall remain in either the Professional Fee Application Reserve or the Disputed Senior Claims Reserve at a time when the Liquidating Trustee believes in good faith that all Claims for which such Reserve is established shall have been resolved by Final Order, the Liquidating Trustee shall eliminate such Reserve and the amount thereof shall become Available Cash to be distributed to the Holders of Allowed General Unsecured Claims on the next Distribution Date.

     11.2 RECORDS OF HOLDERS OF CLAIMS. The Liquidating Trustee shall maintain a record of the names and addresses of all Holders of Allowed General Unsecured Claims for purposes of making Distributions to them. As to any such Creditor, the Liquidating Trustee may rely on the name and address set forth in any Debtor's schedules filed with the Court, except to the extent a different name and/or address shall be set forth in a proof of claim filed by such Creditor in the Cases, and the Liquidating Trustee may rely on the names and addresses in such schedules and/or proofs of claim as being true and correct unless and until an appropriate change of address is filed with the Court. In the event of the transfer of any Claim the Liquidating Trustee may rely on the name and address included in the notice of transfer filed with the Court pursuant to Rule 3001 of the Bankruptcy Rules.

     11.3 RESERVE DISTRIBUTION AMOUNT FOR DISPUTED CLASS 4 CLAIMS.

          (a) Prior to making the Initial Distributions to Holders of Allowed Class 4 Claims, the Class 4 Reserve Distribution Amount shall be determined for each Debtor by the Class 4 Reserve Order. Within 30 days after the Effective Date, the Creditors' Committee and the Liquidating Trustee shall apply to the Court, on notice to all Creditors, for a Final Order establishing a Reserve Amount, which shall be the good faith estimate of the Creditors' Committee and the Liquidating Trustee of the final total Allowed Amount of Class 4 Claims for each Debtor plus a reasonable contingency amount. The Pro Rata Distributions to Creditors for each Debtor shall be based on this Reserve Amount until entry of an order revising the Reserve Amount or until all Class 4 Claims against the Debtor are resolved. The Liquidating Trustee shall then retain in the Reserve with respect to the Class 4 Claims of each Debtor only the Reserve Amount required by the Class 4 Reserve Order. All amounts not so retained shall be distributed to Holders of Allowed Class 4 Claims as provided below.

          (b) To the extent that sufficient Assets are not available to make the full Distribution required by the terms of this Plan in view of the then appearing rights of the Holders of other Disputed Claims, the Liquidating Trustee shall make such lesser distribution as shall then be ordered by the Court. No Holder of any Disputed Claim shall have any recourse against the Debtors, the Estates, the Liquidating Trust, the Liquidating Trustee, the Proponents, or the Oversight Committee in the event the Class 4 Reserve Amount is insufficient to pay an Allowed Claim.

          (c) The Reserve for a Debtor shall be terminated when all Disputed Class 4 Claims of such Debtor are resolved and Distributions shall then be based on the actual total Allowed Amount of Class 4 Claims.

     11.4 INITIAL DISTRIBUTION. On the Initial Distribution Date, the Liquidating Trustee shall make the Distributions to Holders of Allowed Class 5 Claims. Holders of Class 5 Claims which are subsequently Allowed shall receive their Distribution promptly after allowance. Subject to the provisions of the first sentence of this Section, and provided additional Net Distributable Proceeds are available, each Holder of an Allowed Class 4 Claim as of the Initial Distribution Date will on such date be paid its Pro Rata share of the Initial Distribution Amount from the Trust Fund from which such Claim is to be paid; provided, that if a Holder of an Allowed General Unsecured Claim (or any predecessor Holder of such Claim) retained a Preference Period Payment, the amount thereof shall be credited against the Initial Distribution on account of such Claim and, if necessary, against subsequent Distributions on account of such Claim until (a) the ratio of (i) the aggregate amount of Distributions to all Holders of Allowed Class 4 Claims against such Debtor on account of which no Preference Period Payments were made to (ii) the aggregate amount of Allowed Class 4 Claims against such Debtor on account of which no Preference Period Payments were made shall be the same as (b) the ratio of such Preference Period Payment(s) to the sum of the Allowed Class 4 Claims against such Debtor held by the recipient of the Preference Period Payment. By way of example, if a Holder of any Allowed Class 4 Claim of $9,000 received a Preference Period Payment of $100, such Holder would not receive any Distribution from the Liquidating Trust unless and until Holders of Allowed Class 4 Claims that did not receive a Preference Period Payments had received Distributions equal to 1.1% (i.e., 100/(9,000 + 100)) of their Claims.

     11.5 SUBSEQUENT DISTRIBUTIONS.

          (a) On each Distribution Date, all Holders of Allowed Class 4 Claims which were not, on the immediately preceding Distribution Date, Allowed Claims, shall receive a Distribution of sufficient Available Cash from the appropriate Trust Fund to bring them into a Pro Rata position vis-a-vis all other Holders of Allowed Class 4 Claims receiving distributions from the same Trust Fund.

          (b) On each Distribution Date other than the Initial Distribution Date, after giving effect to the Distributions to be made pursuant to the preceding paragraph (a), the Liquidating Trustee shall distribute all Available Cash Pro Rata to the Holders of Allowed General Unsecured Claims.

     11.6 ROUNDING. Whenever any payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding of such fraction down to the nearest whole cent.

     11.7 NO CASH PAYMENTS OF $100 OR LESS ON ACCOUNT OF ALLOWED CLAIMS PRIOR TO FINAL DISTRIBUTION DATE. If a Cash payment to be received by Holders of Allowed Claims on any distribution (except the Final Distribution) would be $100 or less in the aggregate, notwithstanding any contrary provision of this Plan, no such payment will be made to such Holder, and such Cash, if applicable, shall be held in trust for such Holder until the Final Distribution Date, at which time such Cash payment shall be made to the Holder.

     11.8 UNCLAIMED DISTRIBUTIONS. Unclaimed Distributions shall be retained by the Liquidating Trustee for the Holder of the Allowed Claim entitled thereto and shall not be included in Available Cash. Any Holder who fails, for any reason, to claim any Distribution to which such Holder may be entitled by the earlier of (i) the Final Distribution Date or (ii) the date which is nine (9) months after the Distribution Date for such Distribution shall forfeit all rights to such Distribution. Upon any such forfeiture, the unclaimed Distributions shall become part of the Available Cash to be distributed by the Liquidating Trust.

     11.9 WITHHOLDING TAXES. The Liquidating Trustee shall be entitled to deduct any federal or state withholding taxes from any payments made with respect to Allowed Claims, as appropriate, and shall otherwise comply with
Section 346 of the Bankruptcy Code.


                                 ARTICLE XII

                   PROCEDURES FOR RESOLVING DISPUTED CLAIMS

     The following procedures shall be followed in resolving Disputed Claims:

     12.1 FILING OBJECTIONS TO CLAIMS. After the Effective Date, objections to Claims shall be made, and objections to Claims made previous thereto shall be pursued, only by the Liquidating Trustee, in consultation with the Oversight Committee. Any objections made by the Liquidating Trustee shall be served and filed not later than 180 days after the Effective Date; provided, that such period may be extended by order of the Court for good cause shown.

     12.2 SETTLEMENT OF CLAIMS OBJECTIONS AFTER EFFECTIVE DATE. After the Effective Date the Liquidating Trustee, with the approval of the Oversight Committee, may settle any Class 4 Claim where the proposed Allowed Amount is to be less than $100,000 without Notice and a Hearing and without an order of the Court. All other settlements shall be subject to Notice and a Hearing and a Final Order of the Court approving the settlement. Ten days notice (plus three days if service is made by first class mail) shall be adequate for any Claims settlement.

     12.3 CLAIMS OF CERTAIN AFFILIATES DISALLOWED.  All Claims against
Debtors filed by Affiliates directly or indirectly solely owned by Debtors and/or family members of Benton (as defined in the Benton Family Settlement Agreement and referred to hereinafter as the "Benton Family Members") and which have no Creditors, directly or indirectly (by reason of ownership or Claims by other Affiliates) other than Debtors, Benton Family Members, or Affiliates solely owned by Debtors and/or Benton Family Members shall be deemed disallowed by the Confirmation Order. If an Affiliate that holds Claims against Debtors has owners or Creditors, directly or indirectly (by reason of ownership or Claims by other Affiliates) other than the Debtors, wholly-owned Affiliates, or Benton Family Members, the portions of such Claim properly attributable to such third-party

Creditors or owners shall be Allowed and held thereafter solely for the benefit of such third-party Creditors or owners and the remainder disallowed.


                                 ARTICLE XIII

                 CONDITIONS TO THE EFFECTIVENESS OF THIS PLAN

     The following conditions must occur and be satisfied for this Plan to become effective:

     13.1 ENTRY OF CONFIRMATION ORDER. The Confirmation Order shall have been signed by the Court and duly entered on the docket for the Cases by the Clerk of the Court in form and substance acceptable to the Proponents.

     13.2 NECESSARY AGREEMENTS. The Liquidating Trustee and the Debtors, acting, if necessary, through attorneys-in-fact as provided in Section 7.9 hereof shall have entered into the Liquidating Trust Agreement.

     13.3 CONSENTS OF THIRD PARTIES. All consents of any third parties whose consent is required to effectuate any transactions contemplated herein, shall have been obtained.

     13.4 FINAL ORDER.  The Confirmation Order shall be a Final Order.

     13.5 IRS CLAIMS. The Court shall have entered Orders approving the settlement with the IRS by the NTC and Benton Estates, allowing the IRS Claim against such Estates in an amount no greater than $30 million.

     13.6 CLAIMS SETTLEMENT MOTION. The Claims Settlement Motion and Claims Settlements included therein are approved by the Court.

     13.7 WAIVER OF CONDITIONS. The Proponent, in its sole discretion, may waive any of the foregoing conditions, such waiver to be effective only if in writing and filed with the Court.


                                 ARTICLE XIV

               RETENTION AND SCOPE OF JURISDICTION OF THE COURT

     14.1 RETENTION OF JURISDICTION. Subsequent to the Effective Date, the Court shall have or retain jurisdiction for the following purposes:

          (a) To adjudicate objections concerning the allowance, priority or classification of Claims and any subordination thereof, and to establish a date or dates by which objections to Claims must be filed;

         (b) To liquidate the amount of any disputed, contingent or unliquidated Claim, to estimate the amount of any disputed, contingent or unliquidated
Claim, and to establish the amount of any reserve required to be withheld from any distribution under the Plan on account of any disputed, contingent or unliquidated Claim;

         (c) To resolve all matters related to the rejection, and assumption and/or assignment of any executory contract or unexpired lease of the Debtors;

         (d) To hear and rule upon all Avoidance Actions commenced and/or pursued by the Liquidating Trustee;

         (e) To hear and rule upon all Fee Applications;

         (f) To remedy any defect or omission or reconcile any inconsistency in the Plan, as may be necessary to carry out the intent and purpose of the Plan;

         (g) To construe or interpret any provisions in this Plan and to issue such orders as may be necessary for the implementation, execution and consummation of the Plan, to the extent authorized by the Bankruptcy Code;

         (h) To adjudicate controversies arising out of the administration of the Estate or the implementation of this Plan;

         (i) To make such determinations and enter such orders as may be necessary to effectuate all the terms and conditions of the Plan, including the distribution of funds from the Estates, the payment of Claims, and the transfer of Assets from the Estate;

         (j) To determine any suit or proceeding brought by the Debtors and/or the Liquidating Trust to recover property under Section 542, 543 or 553 of the Bankruptcy Code;

         (k) To hear and determine any tax disputes concerning the Debtors or the Liquidating Trust and to declare any tax effects under the Plan, provided nothing herein shall be deemed to expand the Court's jurisdiction over tax matters;

         (l) To extend the life of the Liquidating Trust as provided in
Section 8.5 hereof;

         (m) To determine such other matters as may be provided for in the Plan or the Confirmation Order or as may be authorized by or under the provisions of the Bankruptcy Code;

         (n) To determine any controversies, actions or disputes that may arise under the provisions of this Plan or the Purchase and Sale Agreement, or the rights, duties or obligations of any Person under the provisions of this Plan or the Purchase and Sale Agreement.

Purchaser shall be expressly authorized to bring any such actions before the Bankruptcy Court for resolution; and

          (o) To enter a Final Decree.


                                 ARTICLE XV

                                  CRAM DOWN

     15.1 PROPONENT WILL REQUEST. The Proponent will request that the Court confirm the Plan pursuant to Section 1129(b) of the Bankruptcy Code as fair and equitable as to any Class which rejects or is deemed to reject the Plan.


                                 ARTICLE XVI

                           MISCELLANEOUS PROVISIONS

     16.1 MODIFICATION OF THE PLAN. The Proponent reserves the right in accordance with Section 1127 of the Bankruptcy Code to modify this Plan at any time before the Confirmation Date. Subject to the requirements of Section 1127(b) of the Bankruptcy Code, the Liquidating Trustee, with the consent of the Oversight Committee, may seek to modify this Plan after the Confirmation Date.

     16.2 CREDITORS' COMMITTEE AND ITS PROFESSIONALS.  The Creditors'
Committee shall terminate on the Effective Date, although its members will be entitled to reimbursement of expenses incurred through the Effective Date. The retention of professionals by the Creditors' Committee shall terminate on the Effective Date, and such professionals shall be entitled to compensation and reimbursement of expenses for services performed and expenses incurred through the Effective Date. Such professionals may be engaged on and after the Effective Date by the Liquidating Trustee and shall be entitled to payment from the Liquidating Trust for compensation earned and expenses incurred during such engagement without the filing of further fee applications with the Court or Court order.

     16.3 DEBTORS' PROFESSIONALS. The retention of the Debtors' professionals shall terminate on the Effective Date, and such professionals shall be entitled to compensation and reimbursement of expenses for services performed and expenses incurred through the Effective Date. However, such professionals may be retained on and after the Effective Date by the Liquidating Trustee and shall be entitled to payment from the Liquidating Trust for compensation earned and expenses incurred during such subsequent retention, without the filing of further fee applications with the Court or Court order.

     16.4 ALLOCATION OF DISTRIBUTIONS. All Distribution on Allowed Claims shall be deemed applied to the principal portion of such Claim until such principal is fully repaid, and thereafter shall be deemed to be applied to interest.

     16.5 ALTER EGO CLAIMS. All Claims against any Debtor founded on a theory of alter-ego, piercing the corporate veil, substantive consolidation or any similar theory are deemed denied.

     16.6 SUCCESSORS AND ASSIGNS. The rights, duties and obligations of any Person named or referred to in this Plan shall be binding upon, and shall inure to the benefit of, the successors and assigns of such Person.

     16.7  GENDER.  The masculine shall include the feminine.

     16.8 TAX PROVISION. The making, delivery or recording of a deed or other instrument of transfer pursuant to any sale of Assets, either by the Estates to the Liquidating Trust or by the Liquidating Trust to any third party, shall constitute the making or delivery of an instrument of transfer under a confirmed Plan within the meaning of 11 U.S.C. Section 1146(c), and such making delivery of an instrument of transfer under a confirmed Plan within the meaning of U.S.C. Section 1146(c), and such making or delivery shall not be taxed either to the Liquidating Trust as seller or to the purchaser under any law imposing a stamp tax or similar tax. For purposes of Section 1398(i) of the Internal Revenue Code, each Estate shall be deemed to terminate on the close of business on the Final Tax Day, but in no event, in the case of the Benton Estate, on the later of (i) the Effective Date, or (ii) the date of disposition of the Baseball Interests.

     16.9 APPLICABLE LAW. Except to the extent that the Bankruptcy Code or the Bankruptcy Rules are applicable, the rights and obligations arising under this Plan shall be governed by the laws of the State of Colorado.

     16.10 PREPARATION OF ESTATES' RETURNS.

           (a) The Liquidating Trustee shall be responsible for all tax matters of the Estates, including, but not limited to, the filing of all tax returns and other filings with governmental authorities on behalf of the Estates for time periods ending on or before the Final Tax Day, the filing of determination requests under Section 505(b) of the Bankruptcy Code, and responding to any tax audits of the Estates. The Debtors and Benton individually shall preserve and deliver on the Effective Date to the Liquidating Trustee all books and records necessary for the preparation of such returns and filings and shall cooperate with the Liquidating Trustee in the preparation of such returns and filings.

           (b) With respect to income tax returns of the Estates for the Final Tax Year, on the Final Tax Day the following events shall be deemed to occur in the following order:

               (1) the income tax obligation of the Estate of Benton for the Final Tax Year shall be determined;

               (2) any remaining tax attributes of the Estate of Benton shall be reduced pursuant to Section 108(b) of the Tax Code; and

               (3) the Benton Estate shall terminate for the purpose of
Section 1398(i) of the Tax Code and be closed or dismissed for the purposes of
Section 346(i)(2) of the Bankruptcy Code, and Benton shall succeed to and take into account the tax attributes of the Estate of Benton as provided in those sections.

     16.11 HEADINGS. The headings of the Articles and the paragraphs of this Plan have been used for convenience only and shall not limit or otherwise affect the meaning thereof.

     16.12 REVOCATION OF PLAN. The Proponent reserves the right, unilaterally and unconditionally, to revoke and/or withdraw the Plan at any time prior to entry of the Confirmation Order, and upon such revocation and/or withdrawal the Plan shall be deemed null and void and of no force and effect.

     16.13 SUPREMACY CLAUSE. In the event of any conflict between the Claims Settlement Addendum or the Disclosure Statement and the terms of the Plan or of a Claims Settlement Agreement, the terms of the Plan or the Claims Settlement Agreement, as the case may be, shall control. Further, in the event of any conflict between the terms of the Plan and a Claims Settlement Agreement, the terms of such Claims Settlement Agreement shall control.

     DATED this 18th day of August, 1997.

                                      Respectfully Submitted,

                                      The Official Creditors' Committee of
                                      CSI Enterprises, Inc., and Jointly
                                      Administered Debtor


                                      By: UBS, Inc., Committee Chair



                                      By: /s/
                                         ---------------------------------
                                         G. Christian Ullrich

LeBoeuf, Lamb, Greene & MacRae, L.L.P.
Carl A. Eklund
James L. Huemoeller
633 17th Street, Suite 2000
Denver, Colorado 80202
(303) 291-2600


                                          By: /s/
                                             ------------------------------
                                             Oren L. Benton


Craig A. Christensen
Harrie F. Lewis
Lindquist, Vennum & Christensen
600 17th Street, Suite 2125
Denver, Colorado  80202-5401
(303) 573-5900

                                 EXHIBIT "B"
                                 -----------

                         CLAIMS SETTLEMENT AGREEMENTS


1.  City of Anaheim
2.  British Nuclear Fuels, plc
3.  China Nuclear Energy Industry Corporation
4.  Consumers Power Company
5.  Intertech Corporation
6.  Nuclear Electric, Ltd. (as supplemented and amended)
7.  City of Riverside
8.  Siemens Power Company
9   Southern California Edison
10. Kernkraftwerk Leibstadt
11. Kernkraftwerk Gosgendaeniken
12. Nordostschweizerischekraftwerke
13. Techsnabexport
14. Union Bank of Switzerland
15. Union Electric Company
16. Westinghouse Electric Corporation
17. Washington Public Power Supply System
18. Nebraska Public Power District
19. Adams Family
20. Palabora Mining Co.
21. James E. Lewis


                                 EXHIBIT "C"
                                 -----------

                             SUBORDINATED CLAIMS
                                   ($000's)


BENTON ESTATE:
--------------
              Techsnabexport                             $ 83,333
              China Nuclear Energy Industry Corp.          50,151
              British Nuclear Fuels plc                    24,711
              Nuclear Electric Ltd.                        17,239
              Washington Public Power Supply System         7,049
              KKG                                           1,600
              KKL                                           1,600
              NOK                                           1,600
              Palabora Mining Corp.                           785
              Other                                           TBD
NTC ESTATE:
-----------
              NEAG                                       $220,000


                                 EXHIBIT "D"

                      EXECUTORY CONTRACTS TO BE ASSUMED

NTC ESTATE:
-----------

1. Consultancy Agreement dated October 12, 1989 between NUEXCO Trading Corp. And Queensland Mines, Ltd. ("QML") and the two Continuing Sales Contract Consultancy Agreement dated April 11, 1990 between NTC and QML.

2. Uranium Concentrates Sales Agreement dated October 7, 1991, as amended, between NUEXCO Trading Corp. And Duke Power Company.

3. Storage Agreement dated April 8, 1993, as amended, between NUEXCO Trading Corp. And Siemens Power Corporation ("SPC") - Nuclear Division for Storage
                     (1)
    of Enriched UF
                  (6)
CSI ESTATE:
-----------

    None

ENERGY FUELS ESTATES:
---------------------
                 (2)
    See Attached.

BENTON ESTATE:
--------------

1. Amended Restated Agreement of Limited Partnership of Colorado Baseball Partnership 1993, Ltd. Dated October 29, 1992.

2. Shareholders Agreement between Oren L. Benton and Hullas Del Coto Cortes SA ("HCC") effective June 1, 1994.

3.  Shareholder Agreement between Oren L. Benton and Sart Securities, Ltd.



--------------------

    (1)The assumption of this Agreement is subject, in all respects, to the terms of the Proposed Settlement Agreement with SPC.

    (2)The assumption of the listed contracts has been approved pursuant to the Sale Order (as defined in the Plan) contingent upon the closing of the transactions contemplated in the Sale Order.

                                 EXHIBIT "D"
                      EXECUTORY CONTRACTS TO BE ASSUMED
                                 ENERGY FUELS



1.   URANIUM CONCENTRATES SALES AGREEMENT - June 24, 1991 Between Chubu
     Electric Power Company, Inc. And Energy Fuels Exploration Company

2.   AGREEMENT FOR THE SALE AND PURCHASE OF URANIUM CONCENTRATES - August 19,
     1991 Between Kyushu Electric Power Company, Inc. And Energy Fuels
     Exploration Company

3.   AGENCY AGREEMENT - June 15, 1989 Between Sumitomo Corporation And Energy
     Fuels Exploration Company

4.   BYPRODUCT DISPOSAL AGREEMENT - September 1, 1994
     Between Crow Butte Resources, Inc. and Energy Fuels Nuclear, Inc.

5.   BYPRODUCT DISPOSAL AGREEMENT - December 20, 1994 Between Uranium
     Resources, Inc. and Energy Fuels Nuclear, Inc.

6.   BYPRODUCT DISPOSAL AGREEMENT - September 1, 1995
     Between Intercontinental Energy Corporation and Energy Fuels Nuclear, Inc.

7.   AMENDED AND RESTATED WATER PURCHASE AGREEMENT - November 1, 1994
     The San Juan County Water Conservancy District, Blanding, San Juan County,
     State of Utah and Energy Fuels Nuclear, Inc.

8.   URANIUM SUPPLIER'S AGREEMENT - September 1, 1995
     Between Energy Fuels Nuclear, Inc. and Converdyn

9.   AGREEMENT FOR URANIUM RECOVERY - September 1, 1995 Between Energy Fuels
     Nuclear, Inc. And Converdyn (on behalf of Allied Signal, Inc.)


11.  URANIUM CONCENTRATES SALES AGREEMENT - August 5, 1996 Between NUKEM, Inc.
     and Energy Fuels Exploration Company

12.  JOINT VENTURE AGREEMENT - September 12, 1996
     Between CTI, A Corporation And Energy Fuels Nuclear, Inc.

13.  RENTAL/LEASE AGREEMENT - July 30, 1995
     Between Energy Fuels Nuclear, Inc. and Cobre Mining Company

14.  SALES AGREEMENT - April 25, 1989
     Between Cameco Corporation and Energy Fuels Exploration Company

15.  ARGUNEXCO JOINT VENTURE - May 12, 1992
     Between Energy Fuels Exploration Company and Priargunsky Gorno-Himichesky
     Kombinat and Techsnabexport


                                 EXHIBIT "D"
                      EXECUTORY CONTRACTS TO BE ASSUMED
                                 ENERGY FUELS



16.  JOINT VENTURE AGREEMENT - November 30, 1976
     Between Union Carbide Corporation and Hecis Mining Company
     Processing Agreement - October 22, 1980
     Amended October 22, 1980 and February 3, 1984

17.  FOUNDING AGREEMENT - January 15, 1994
     Mongolian-Russian-American Joint Venture (Gurvan Salhan, BBHK)
     Energy Fuels Exploration Company

18.  CHARTER AGREEMENT - January 15, 1994
     Gurvan Saihan Joint Venture and Energy Fuels Exploration Company

19.  MINERAL AGREEMENT - January 15, 1994
     Energy Fuels Exploration Company and Ministry of Geology and Mineral
     Resources of Mongolia, and the State-Owned Russian Geological Concern
     Geologorazvedka

20.  MINING JOINT VENTURE AGREEMENT - January 1, 1991
     Pathfinder Mines Corporation and Arizona Strip Partners, L.P.

21.  ACQUISITION AGREEMENT by and among Umetco Minerals Corporation,
     Hanksville-Blanding Limited Partnership, Energy Fuels, Ltd. and Energy
     Fuels Nuclear, Inc., dated May 17, 1994.

22.  All Permits and License Agreements held by Energy Fuels Nuclear, Inc.,
     Energy Fuels, Ltd., and Energy Fuels Exploration Company on their own account or on behalf of Hanksville-Blanding Limited Partnership, Arizona
     Strip Partners, L.P., or Cheyenne River Partners, L.P.

23.  All Mineral Leases and Surface Agreements held by Energy Fuels Nuclear,
     Inc., Energy Fuels, Ltd., and Energy Fuels Exploration Company on their own account or on behalf of Hanksville-Blanding Limited Partnership, Arizona Strip Partners, L.P. or Cheyenne River Partners, L.P. including but not limited to Leases and Agreements held by the following:


     ARIZONA STATE LAND DEPARTMENT       ARNOLD ROYALTY
     LOIS J BAKEWELL                     MAXWELL AND CS BENTLEY
     BRIDLE BIT RANCH COMPANY            ESTATE OF HD BUTT
     NORMA CRAFT CANNON TRUST            DENNIS P AND MARGARET PAULINE CASEY
     KATHRYN S AND MICHAEL J CLARKE      CORALE R CLARY AND GERALD W CLARY
     CO BAR LIVESTOCK COMPANY            MRS EDNA H COATES
     COMMERCIAL SECURITY BANK            BETTY I COX AND HAROLD COX
     LOUISE N BRADFORD COX               MRS ERMA CRAWFORD
     HARLEY E AND NORMA D CRESSLER       VERNON CROUSE TRUST BETTY BALDOZNER
                                         TRUSTEE
     MRS LOIS E DARROW                   ALEASE C DAWSON
     ESTATE OF WS DAWSON DECEASED        MR LYNN DAY
     MRS FLORA DORAN                     MRS DORIS V DOUDY
     DOVE CREEK STATE BANK               JAMES E AND DORA JUNE DRAKE
     MR AND MRS HARRY R ELSTON           DR AND MRS JAMES H ELSTON
     DR AND MRS RICHARD E ELSTON         MR HILTON B EVANS
     FIRST SECURITY BANK OF MOAB         FIRST SECURITY BANK OF UTAH
     FIRST UNION NAT'L BANK OF NC        FLOYD C RENO & SONS INC
     MARY ALICE PORTER                   LAURENCE AND JANN W GALLOWAY
     MR ACE GOODMAN                      ESTATE OF FERN SEARS GOODMAN
     MR WILLARD G GOODMAN                MRS BERNICE GROVES
     URBAN AND BERNICE GROVES            MR RALPH J HAFEN
     HANCOCK ENTERPRISES                 HERMAN P AND MARY LOU HECK
     MR GEORGE W ICKE                    MR PHILIP K ICKE
     DOROTHA AND STANLEY ICKES TRUSTS    JOHN T JONES
     MARION A JONES                      MR AND MRS ROBERT EASTNER



                                 EXHIBIT "D"
                      EXECUTORY CONTRACTS TO BE ASSUMED
                                 ENERGY FUELS


      MARIAN C KELLER                         KEY BANK OF UTAH - LOGAN BRANCH
      KEY BANK OF UTAH                        KEY BANK OF WASHINGTON
      ROBERT J AND MARY R LANGSTON            VERL AND CHRISTINE M LANGSTON
      AUGUST G AND LEWELLA LAUR TRUSTS        RICHARD W LEAVITT TRUST
      BILLY H MILLS AND VICKI MILLS           DORIS I MILLS AND CLARKE K MILLS
      JODY G MILLS AND CORETTA MILLS          LARRY C MILLS AND PHYLLIS L MILLS
      TOMMY M MILLS AND BONNE MILLS           MINERALS EXPLORATION COMPANY
      JAMES G AND MARY ALICE MURRAY           JOHN W AND ARMENA WHEELER NEWMAN
      FLORA H NELSON                          J FLETCHER NELSON
      THORA BARTON NORTON                     PETERSON AND SON INC
      TIMOTHY R AND ALTA POGUE                JOHN A PUTMAN
      REDD RANCHES                            REDD ROYALTIES
      JUSTIN JOE REMO                         SAN JUAN COUNTY ATTORNEY
      SAN JUAN COUNTY UTAH                    ROBERT J SAYRE
      ROBERT SCHULER                          STADEN FAMILY MINERAL TRUST
      DONALD AND PAT SPENCER                  MRS ESTHER STAATS
      SUNDANCE OIL COMPANY                    SUPERIOR URANIUM CORP
      JUNE M THELEN-STANGLER                  ROBERT FOARD TOWNSEND
                                              TESTAMENTARY TRUST
      UTAH DEPART OF NATURAL RESOURCES        UTAH DIVISION OF SOVEREIGN LANDS &
                                              FORESTRY
      UTAH TRUST LANDS ADMINISTRATION         WESTERN GAS RESOURCES INC
      BLANCHE WILLARD REV TRUST               MRS BLANCHE WILLARD
      WYOMING STATE LAND & FARM LOAN OFFICE   MR JOHN YONGUE



                    EQUIPMENT LEASE/MAINTENANCE AGREEMENTS
                    --------------------------------------

BLANDING OFFICE
---------------

1.  Perkin-Elmer Corporation
    Department 5-9364
    Los Angeles, CA 90088
        AA Machine Lease Agreement
        Between Energy Fuels Nuclear & Parker-Elmer
        Effective 10/01/96 - 01/01/97

2.  Xerox Corporation
    P.O. Box 7405
    Pasedena, CA 91109-7405
        Maintenance Agreement
        Between Energy Fuels Nuclear & Xerox Corporation
        Effective 5/2/96 - 5/2/97

3.  Pitney Bowes, Inc.
    P.O. Box 85390
    Louisville, KY 40285-5390
        Postage Meter Rental
        Between Energy Fuels Nuclear & Pitney Bowes
        Effective 10/16/96 - 01/16/97

4.  Parker's Copier Service
    802 South Broadway
    Cortez, CO 81321
        Copier Rental Agreement
        Between Energy Fuels Nuclear & Parker's Copier Service Effective 10/1/96 - 01/01/97

                                 EXHIBIT "D"
                      EXECUTORY CONTRACTS TO BE ASSUMED
                                 ENERGY FUELS


DENVER OFFICE
-------------

1.   Xerox Corporation
     P.O. Box 7405
     Pasadena, CA 91109-7405
        Copier Maintenance Agreement
        Between Energy Fuels Nuclear & Xerox Corporation
        Effective 10/1/96 - 09/30/97

2.   Pitney Bowes, Inc.
     P.O. Box 85390
     Louisville, KY 40285-5390
        Postage Meter Rental
        Between Energy Fuels Nuclear & Pitney Bowes
        Effective 09/01/96 - 12/01/96

3.   Pitney Bowes
     P.O. Box 85210
     Louisville, KY 40285-5210
        Fax Machine Rental/Maintenance
        Between Energy Fuels Nuclear & Pitney Bowes
        Effective 9/01/96 - 12/01/96

FREDONIA OFFICE
---------------

1.   Omnifax
     P.O. Box 80709
     Austin, TX 80709
        Fax Machine Rental/Maintenance
        Between Energy Fuels Nuclear & Omnifax
        Effective 08/01/96 - 11/01/96

2.   Xerox Corporation
     P.O. Box 7405
     Pasadena, CA 91109-7405
        Copier Maintenance
        Between Energy Fuels Nuclear & Xerox Corporation
        Effective 10/01/96 - 01/01/97

DOVE CREEK OFFICE
-----------------

1.   Xerox Corporation
     P.O. Box 890990
     Dallas, TX 75389-0990
        Copier Maintenance
        Between Energy Fuels Nuclear & Xerox Corporation
        Effective 10/01/96 - 09/30/97

                                 EXHIBIT "D"
                      EXECUTORY CONTRACTS TO BE ASSUMED
                                 ENERGY FUELS


                          RIGHTS OF WAY AND EASEMENTS
                          ---------------------------

A. Kaibab Paiute Road Use Permit No. 561722 issued February 18, 1992, by the Kaibab Paiute Indian Tribe to Energy Fuels Nuclear, Inc. and associated Scholarship Agreement dated February 18, 1992, by Energy Fuels Nuclear, Inc. for the benefit of the Kaibab Paiute Indian Tribe.

B. Associated Bureau of Land Management Right-Of-Way: COC 48613 - Communications Site to the Sunday Mine within Township 44 North, Range 18 West, N.M.P.M. dated November 20, 1989, for communications site, access road, and power line.

C. Right of Way No. 1175 dated May 2, 1969, from the State of Utah, assigned to Energy Fuels, Ltd., consisting of a 12.5KV distribution line through portions of Section 32, Township 37 South, Range 22 East; Section 36, Township 37 South, Range 21 East; and Section 2, Township 38 South, Range 21 East, for the White Mesa Mill.

D. Temporary Easement granted to the Utah Department of Transportation dated August 20, 1996 covering a total of 1600 square feet of the White Mesa Mill property for access purposes incident to the construction of an access road to the existing highway State Route 191 known as Project NO. 0191.

E.   Kanab North Powerline, Permit No. A-19389.

F. Right-of-Way No. 18-92755 issued by the Arizona State Land Department effective November 5, 1992 to Energy Fuels Nuclear, Inc., for overhead 19.9/34.5 electric distribution line to the Hack Canyon Mines.

G. Letter Agreement dated December 12, 1978, between Buttes Resources, assigned to Central Resources, Inc., grantor, and Energy Fuels, Ltd., assignee/grantee, granting the right to use an access road at the Reno Creek Project site beginning at point on Wyoming State Highway 387 and continuing to the 1-21 Anderman wellsite in a portion of Section 21, Township 43 North, Range 73 West, 6th P.M.

H. Conveyance of easement dated April 30, 1987, from Energy Fuels, Ltd., Hanksville-Blanding Limited Partnership, and Union Carbide Corporation, grantors, to The Blanding Irrigation Company, granting an easement for the construction, operation and maintenance of a water distribution system in Section 22, Township 37 South, Range 22 East, San Juan County, Utah.

                                 EXHIBIT "D"
                      EXECUTORY CONTRACTS TO BE ASSUMED
                                 ENERGY FUELS


                                GRAZING LEASES
                                --------------

A. Grazing Lease dated July 25, 1978, between Energy Fuels, Ltd., Lessor, and Alma U. Jones and Marion A. Jones, Lessee, covering a portion of the
     SE1/4 of Section 33, Township 37 South, Range 22 East.

B. Grazing Lease dated December 16, 1976, between Energy Fuels, Ltd., Lessor, and J. Merlin Grover and Clark M. Grover, Lessees, covering a portion of
     Section 33, Township 37 South, Range 22 East.

C. Grazing Lease dated November 15, 1977, between Energy Fuels, Ltd., Lessor, and Jess M. Grover and J. Merlin Grover, Lessees, covering portions of Sections 32 and 33, Township 37 South, Range 22 East.

D. Grazing Lease dated December 16, 1976, between Energy Fuels, Ltd., Lessor, and Kloyd Perkins, Lessee, covering portions of Sections 28 and 33, Township 37 South, Range 22 East.

E. Grazing Lease dated November 4, 1976, between Energy Fuels, Ltd., Lessor, and Jed Lyman, Candice Lyman, Melvin McKay Halliday, Linda Halliday, Keith Ivins and DeAnn R. Ivins, Lessees, covering portions of Sections 21, 22, 27, 28, Township 37 South, Range 22 East.


                          OFFICE AND STORAGE LEASES
                          -------------------------

A. Lease of Dove Creek buildings. Lease Agreement dated June 15, 1994, between High Country Elevators, Inc., Lessor, and Energy Fuels Nuclear, Inc., Lessee.

B. Lease of Gillette Office. Commercial Lease Agreement dated July 19, 1994, between Southside Business Park, Inc., Lessor, and Energy Fuels Nuclear, Inc., Lessee.

C. Lease of Grand Junction Office. Lease Agreement dated June 5, 1995, between Property Services of Grand Junction, Inc., Agent for Owner, Lessor, and Energy Fuels Nuclear, Inc., Lessee.

D. Letter of Agreement dated December 13, 1985, between Rocky Mountain Records Management, lessor, and Energy Fuels, lessee, leasing storage space for "closed" or "inactive" files and services to inventory and manage such files.

                                 EXHIBIT "D"
                      EXECUTORY CONTRACTS TO BE ASSUMED
                                 ENERGY FUELS

                              INSURANCE COVERAGE
                              ------------------


1.   General Liability, Property and Automobile Insurance:
     Crum & Forster Insurance
     Denver Regional Office
     P.O. Box 5090
     Denver, CO 80217-5090

2.   Colorado Workmans Compensation Coverage:
     Colorado Compensation Insurance Authority
     P.O. Box 241306
     Denver, CO 80224-9306

3.   Utah Workmans Compensation Coverage:
     Workers Compensation Fund of Utah
     P.O. Box 57929
     Salt Lake City, UT 84157-0929

4.   Arizona Workmans Compensation Coverage:
     NCCI/AZ
     P.O. Box 76428
     Chicago, IL 60675-4828

5.   Wyoming Workmans Compensation Coverage:
     Division of Worker's Safety and Compensation
     Herschier Building
     122 West 25th Street
     Cheyenne, WY 82002

                              RECLAMATION BONDS
                              -----------------

SURETY BROKERS/AGENTS:
---------------------

     VanAmerican
     Attn: James Godfrey
     167 E. Main St., Suite 210
     Lexington, KY 40507

     Lockton Companies
     4500 Cherry Creek Dr. South
     P.O. Box 221300
     Denver, CO 80222-0099

     Crum and Forster Commercial Insurance
     Denver Regional Office
     P.O. Box 5090
     Denver, CO 80217-5090

                                 EXHIBIT "D"
                      EXECUTORY CONTRACTS TO BE ASSUMED
                                 ENERGY FUELS


SURETY COMPANIES:
-----------------

        The North River Insurance Company
        c/o Crum and Forster Commercial Insurance
        Attn: Jim Hamlet, Bond Department
        7500 College Blvd., Suite 800
        Overland Park, KS 66210

        The North River Insurance Company
        Home Office
        P.O. Box 416
        Parsippani, NJ 07054-0416

        United States Fire Insurance Company
        c/o Crum and Forster Commercial Insurance
        Attn: Jim Hamlet, Bond Department
        7500 College Blvd., Suite 800
        Overland Park, KS 66210

        United States Fire Insurance Company
        Home Office
        Six Sylvan Way
        Parsippani, NJ 07054

        National Union Fire Insurance
        Company of Pittsburg
        c/o VanAmerican
        Attn: James Godfrey
        167 E. Main St. Ste. 210
        Lexington, KY 40507

        National Union Fire Insurance
        Company of Pittsburg
        Home Office
        70 Pine St.
        New York, NY 10270

                                 EXHIBIT "E"
                                 -----------

                            BENTON RETAINED ASSETS


1.    All Shares of Professional Bank.

2.    One Third of the value of the Baseball Interests.

3.    2,069,130 shares of Ramtron International subject to the following liens:

      a.   The lien of Union Bank of Switzerland in 703,316 shares.

      b. The lien of Westinghouse to secure the remaining amount owned on its Allowed Secured Claim.

4. All property relating to ranching which is returned to the Estates pursuant to the Benton Agreement included in the Claims Settlement Motion, except that property commonly referred to as the "Griffith Property" acquired in late 1993 which shall be transferred to the NTC Estate.

5. All property returned by Beverly Benton and the Benton Children pursuant to the Benton Agreement included in the Claims Settlement Motion.

6.    All interests in Pinemeadows Finance, Inc. and Pinemeadows Ltd.

                              INDEX OF EXHIBITS



Exhibit                         Title
-------                         -----
Exhibit A             Liquidating Trust Agreement

Exhibit B             List of Claims Settlement Agreements

Exhibit C             Subordinated Claims

Exhibit D             Executory Contracts and Unexpired Leases to be Assumed and
                      Assigned

Exhibit E             Assets to be Retained by Benton Estate





                                    -55-